Exhibit 2.1

Execution Copy

MASTER AGREEMENT

THIS MASTER AGREEMENT (this “Agreement”), dated as of October 26, 2010, by and among Electricité de France, S.A., a French société anonyme (“EDF”), and Constellation Energy Group, Inc., a Maryland corporation (“CEG”).  Each of EDF and CEG is sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

W I T N E S S E T H :

WHEREAS, the Parties, acting on behalf of themselves and their respective Subsidiaries (as defined below in Section 3.1), have agreed as follows:

(A) to provide for the sale by CNN (as defined below in Section 3.1) to EDF Inc. (as defined below in Section 3.1) of all of the equity interests held by CNN in UniStar Nuclear Energy, LLC, a Delaware limited liability company (“UNE”), and the transfer to UNE (or its designee) of certain intellectual property;

(B) to terminate the Master Put Option and Membership Interest Purchase Agreement by and among CEG, EDF Inc., EDFI (as defined below in Section 3.1) and CENG (as defined below in Section 3.1), dated as of December 17, 2008 (as amended, the “Put Agreement”);

(C) to transfer to CEG three million five hundred thousand (3,500,000) shares of CEG common stock without par value owned by EDF Inc. (the “CEG Transferred Stock”), with two million four hundred thousand (2,400,000) shares being transferred on the Closing Date (as defined below in Section 1.7(a)) and the remaining one million one hundred thousand (1,100,000) shares being transferred as provided in Section 1.4 below;

(D) to terminate (x) the Amended and Restated Investor Agreement by and between EDFI and CEG, dated December 17, 2008 (the “Investor Agreement”), thereby relinquishing EDFI’s right to appoint a director to the Board of Directors of CEG and eliminating the standstill and other provisions therein, and (y) the Stock Purchase Agreement by and between EDF Inc., EDFI and CEG dated December 17, 2008 (the “Stock Purchase Agreement”);

(E) to enter into a registration rights agreement in the form set forth in Exhibit A hereto (the “Registration Rights Agreement”), providing EDF Inc. and its Affiliates (as defined below in Section 3.1) with registration rights;

(F) to enter into the PPA Amendments (as defined below in Section 3.1) in each case to reflect the terms set forth in Exhibit B hereto;

(G) to amend the Second Amended and Restated CENG Operating Agreement by and between Constellation Nuclear, LLC, CEG, CE Nuclear, LLC, EDF Inc., and EDFI, dated November 6, 2009 (as amended, the “CENG Operating Agreement”) to modify the first offer rights contained therein; and

(H) to negotiate the Support Services Agreement (as defined below in Section 3.1) to reflect the terms set forth in Exhibit C.

WHEREAS, CEG will continue to provide its ongoing assistance and expertise in connection with the regulatory approval process for the new nuclear project contemplated by UNE;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Parties wish to effectuate these agreements.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AGREEMENTS TO RESTRUCTURE

Section 1.1            Parties Bound.  The Parties to this Agreement shall take, and shall cause their respective Subsidiaries to take, all actions as described herein or as may otherwise be necessary to effectuate the terms hereof.

Section 1.2            Purchase and Sale of UNE Membership Interests and UNE Intellectual Property.  On the Closing Date, the parties to the Purchase and Sale Agreement (as defined below in Section 3.1) shall execute and deliver such agreement and consummate the transactions contemplated thereby.

Section 1.3            Termination of the Put Agreement.  The Parties hereby agree that upon the Closing the Put Agreement shall (automatically, irrevocably, unconditionally and without any further action by any Person) be terminated in full, effective as of the Closing Date, and shall thereafter be null and void, and each Party for itself and its Affiliates, predecessors, successors in interest, assigns, equityholders, members, partners, principals, officers, directors, attorneys, agents and other representatives hereby, effective as of the Closing Date, absolutely and irrevocably releases and forever discharges the other parties to the Put Agreement, together with their respective Affiliates, predecessors, successors in interest, assigns, equityholders, members, partners, principals, officers, directors, attorneys, agents and other representatives from liability for any and all claims, actions, causes of action, demands, debts, liens, contracts, agreements, promises, representations, torts, costs, legal fees, monies, obligations, judgments, damages or liabilities of any nature and kind and whether in law, equity, contract, tort or otherwise (“Losses”), in each case to the extent arising out of, or under, or relating to the Put Agreement, whether or not known now, heretofore or hereafter, whether anticipated or unanticipated, suspected or claimed, fixed or contingent, whether accrued or not and whether damage has yet resulted from such or not, which such party had, has or may ever have.   CEG agrees that it shall in no event exercise the Put Option (as defined in the Put Agreement), by delivery of an Exercise Notice (as defined in the Put Agreement) or otherwise, at or prior to the Closing.  CEG and EDF

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shall, and shall cause their respective Subsidiaries, to terminate any and all remaining obligations under the Put Agreement on the Closing Date.

Section 1.4            Transfer of CEG Transferred Stock.  On the Closing Date, EDF Inc. shall transfer and assign to CEG, free and clear of all Liens (as defined below in Section 3.1), and for no additional consideration, two million four hundred thousand (2,400,000) shares of the CEG Transferred Stock (the “Initial Shares”), and on the Real Estate Transfer Dates, subject to the terms and conditions set forth in the Purchase and Sale Agreement but for no additional consideration, EDF Inc. shall transfer and assign to CEG, free and clear of all Liens, an aggregate of one million one hundred thousand (1,100,000) shares of the CEG Transferred Stock (the “Holdback Shares”) with two hundred twenty thousand (220,000) shares being transferred in connection with the Real Estate Transfer Date for the Ginna-2 Site (as defined in the Purchase and Sale Agreement) (the “Ginna-2 Holdback Shares”) and eight hundred eighty thousand (880,000) shares being transferred in connection with the Real Estate Transfer Date for the NMP-3 Site (as defined in the Purchase and Sale Agreement) (the “NMP-3 Holdback Shares”).  Notwithstanding the foregoing, upon the first date, after the Closing Date, on which CEG has complied with its obligations set forth in Section 1.1(a) of the Registration Rights Agreement: (i) EDF shall promptly, and for no additional consideration, transfer one hundred thousand (100,000) shares of the CEG Transferred Stock to CEG; (ii) “Holdback Shares” shall be redefined to mean one million (1,000,000) shares of the CEG Transferred Stock; (iii) “Ginna-2 Holdback Shares” shall be redefined to mean two hundred thousand (200,000) shares of the CEG Transferred Shares, and (iv) “NMP-3 Holdback Shares” shall be redefined to mean eight hundred thousand (800,000) shares of the CEG Transferred Shares.

Section 1.5            Amended Agreements.

(a)           On the Closing Date, the parties to the Amended Agreements (as defined below in Section 3.1) shall execute and deliver the Amended Agreements.

(b)           Immediately after the date hereof, the parties to the PPA Amendments (as defined below in Section 3.1) shall negotiate in good faith definitive documentation to implement those terms (and only those terms) set forth in Exhibit B related to the PPA Amendments.

(c)           Immediately after the date hereof, the parties to the Support Services Agreement (as defined below in Section 3.1) shall negotiate in good faith definitive documentation to implement those terms (and only those terms) set forth in Exhibit C related to the Support Services Agreement.

Section 1.6            Resignation of CEG Director.  On the date hereof, EDF shall deliver to CEG the written resignation, effective as of the Closing Date, of Samuel Minzberg from the Board of Directors of CEG.

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Section 1.7            Closing Date Deliveries; Real Estate Closing.

(a)           The closing of the purchase and sale of the Initial Shares and all other transactions contemplated hereby (other than the transfer of the Holdback Shares) (the “Closing”) shall occur on the fifth Business Day (as defined below in Section 3.1) after the date hereof or such other date as the Parties may agree; provided that in the event that any of the Closing Date deliveries required hereunder are not made on such date, either Party may by written notice delivered to the other Party extend the Closing Date, from time to time, by 5 additional Business Days per extension (subject to the Parties’ termination rights in Section 3.16 below), provided further that the extending Party is not then in material breach of its obligations hereunder.  The Closing shall be held at the offices of Kirkland & Ellis LLP, 655 15th Street, NW, Washington, District of Columbia 20005, unless another location is agreed in writing by the Parties.  The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

(b)           At the Closing, each Party shall deliver, and cause its respective Subsidiaries to deliver, to each other Party (and its respective Subsidiaries party to such agreements) a duly and validly executed copy of the Purchase and Sale Agreement and the Amended Agreements to which it is a party.

(c)           At the Closing, EDF shall deliver the following to CEG (or cause the same to be delivered):

(i)            certificates representing the Initial Shares, duly endorsed for transfer or accompanied by duly executed stock powers; and

(ii)           a certificate signed by a duly authorized officer of EDF, dated as of the Closing Date, certifying that all of the representations and warranties of EDF set forth in this Agreement that are qualified as to materiality are true and correct in all respects and any such representations and warranties that are not so qualified are true and correct in all material respects, in each case as of the Closing Date (except for representations and warranties that speak as of a particular date).

(d)           At the Closing, CEG will deliver to EDF a certificate signed by a duly authorized officer of CEG, dated as of the Closing Date, certifying that all of the representations and warranties of CEG set forth in this Agreement that are qualified as to materiality are true and correct in all respects and any such representations and warranties that are not so qualified are true and correct in all material respects, in each case as of the Closing Date (except for representations and warranties that speak as of a particular date).

(e)           The closing of the transfer of the Ginna-2 Holdback Shares and the NMP-3 Holdback Shares (each, a “Holdback Closing”) shall occur on the corresponding Real Estate Transfer Date or such other date as the Parties may agree, at the offices of Kirkland & Ellis LLP, 655 15th Street, NW, Washington, District of Columbia 20005, unless another location is agreed in writing by the Parties.  The date and time at which a Holdback Closing actually occurs is hereinafter referred to as a “Holdback Closing Date.”

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(f)            At each Holdback Closing, EDF shall deliver the following to CEG (or cause the same to be delivered):

(i)            certificates representing the Ginna-2 Holdback Shares or the NMP-3 Holdback Shares, as applicable, duly endorsed for transfer or accompanied by duly executed stock powers; and

(ii)           a certificate signed by a duly authorized officer of EDF, dated as of the relevant Holdback Closing Date, certifying that all of the representations and warranties of EDF set forth in this Agreement that are qualified as to materiality are true and correct in all respects and any such representations and warranties that are not so qualified are true and correct in all material respects, in each case as of the relevant Holdback Closing Date (except for representations and warranties that speak as of a particular date).

(g)           If the (i) Holdback Closing for the Ginna-2 Site or the NMP-3 Site has not occurred prior to the second anniversary of the date hereof, or (ii) CEG has not certified to EDF that it has obtained all Real Property Rights with respect to the Ginna-2 Site and NMP-3 Site, in each case free and clear of all Liens other than Permitted Liens and except only for any rights of which the failure to obtain would not have a material adverse effect on the use of the applicable Transferred Sites prior to the date that is eighteen (18) months following the date hereof, EDF may at its option release CEG from its obligation to deliver the Ginna-2 Site and/or the NMP-3 Site, as applicable, and retain the Ginna-2 Holdback Shares and/or the NMP-3 Holdback Shares, as applicable, free of any obligation to transfer such shares to CEG hereunder.  If EDF elects to retain the Ginna-2 Holdback Shares and/or the NMP-3 Holdback Shares, as applicable, such retention election shall be the sole and exclusive remedy available to EDF, and CEG shall have no other liability to EDF for the failure to deliver (or obtain free and clear title to the Real Property Rights with respect to) the Ginna-2 Site or the NMP-3 Site, as applicable, or to cause the applicable Holdback Closing to occur.  Notwithstanding the foregoing, EDF shall not be entitled to make the aforementioned election and retain the applicable portion of the Holdback Shares if EDF or any of its Subsidiaries, through rights as a member of CENG or through the exercise of the powers of directors of CENG appointed by EDF or its Subsidiaries, prevents or materially impedes CENG’s or its Subsidiaries’ ability to satisfy the requirements for a Holdback Closing to occur prior to the second anniversary of the date of this Agreement, or to satisfy the requirements of clause (ii) of this Section 1.7(g) prior to the 18-month anniversary of the date of this Agreement.

Section 1.8            Allocation.  The parties agree that (i) the entire and complete consideration for the termination of the Put Agreement shall be the transfer to CEG of the CEG Transferred Stock and (ii) the Purchase Price (as defined in the Purchase and Sale Agreement) shall be allocated in accordance with applicable law and pursuant to Section 1.4 of the Purchase and Sale Agreement among (x) the Transferred Interests (as such term is defined in the Purchase and Sale Agreement), including for these purposes among the assets of UNE to the extent required by U.S. federal income Tax law, and (y) the covenant not to compete set forth in Section 3.8 of the Purchase and Sale Agreement.  The parties hereto agree not to take any

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position inconsistent with such characterization or allocation in any Tax Return, in any refund claim or in any examination, litigation, investigation or otherwise, and shall cooperate to make all filings required by U.S. federal income Tax law, state Tax law, or other Tax Returns required to be filed to effect the allocation described in this section 1.8.

Section 1.9            Non-Disparagement.  The Parties hereby covenant and warrant that they shall not make, or permit their Subsidiaries to make, or cause to be made, directly or indirectly in any way, any statement external to a Party or its Subsidiaries which is intended to disparage, or is reasonably likely to be considered disparaging to, the other Party or its management; provided, however, that the foregoing will not restrict either of EDF or CEG from (i) making factual statements, or (ii) making statements required to be filed with governmental authorities, or otherwise taking any action either Party deems necessary or appropriate to meet disclosure obligations or respond to legal process.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Parties.  Each of CEG and EDF hereby represents and warrants to the other, as of the date hereof and as of the Closing, as follows:

(a)           Organization.  Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted.

(b)           Due Authorization.  Such Party has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Party of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation by such Party of the transactions contemplated hereby and thereby (i) are within the power and authority of such Party and (ii) have been duly authorized by all necessary action on the part of such Party.  This Agreement constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

(c)           Consents; No Violations.  Neither the execution, delivery or performance by such Party of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or a violation of, constitute a default under or give any third party the right to terminate or accelerate any obligation under any provision of (A) the organizational or governing documents of such Party, (B) any indenture, mortgage, loan agreement or material lease or any other material agreement to which such Party is a party or its assets are bound, (C) any material judgment, order or decree applicable to any such Party or its assets, or (D) any Law (as defined below in Section 3.1) applicable to such Party or its assets, or (ii) require any consent, approval or authorization of, notification to, filing with, or exemption or

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waiver by, any Governmental Entity (as defined below in Section 3.1) or any other Person (as defined below in Section 3.1), except that completion of the transactions contemplated by this Agreement will require an amendment to the license application of UNE in respect of the Calvert Cliffs 3 project now pending before the U.S. Nuclear Regulatory Commission.

(d)           Litigation.  There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to such Party’s Knowledge (as defined below in Section 3.1), threatened against such Party, at law or in equity, before or by any governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof.

(e)           Scope Limitation.  For the avoidance of doubt, the representations and warranties in Sections 2.1(c) and 2.1(d) shall not be deemed to be applicable to the Purchase and Sale Agreement or the Termination Agreement (or the transactions contemplated thereby), as such agreements contain their own representations and warranties, which shall govern such agreements and the transactions contemplated thereby.

Section 2.2            Title Representation and Warranty of EDF.  EDF hereby represents and warrants, as of the Closing Date and as of each Holdback Closing Date, that EDF Inc. has good, valid and marketable title to the CEG Transferred Stock.  The CEG Transferred Stock has been duly authorized and validly issued and fully paid.  The CEG Transferred Stock is not subject to any Lien other than Liens created by this Agreement.  EDF Inc. has complete and unrestricted power and the unqualified right to convey, sell, assign, transfer and deliver the CEG Transferred Stock to CEG, free and clear of any and all Liens.

ARTICLE III

MISCELLANEOUS

Section 3.1            Defined Terms; Interpretations.  The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with, such Person.

“Amended Agreements” shall mean the Amendment to the CENG Operating Agreement, the PPA Amendments,  the Termination Agreement, and the Registration Rights Agreement, taken together.

“Amendment to the CENG Operating Agreement” shall mean the amendment to the CENG Operating Agreement in the form set forth in Exhibit D hereto.

“Business Day” shall mean any working day in France and the United States other than a Saturday, a Sunday or a day on which banks located in Paris, France or New York, New York, United States of America generally are authorized or required by applicable Law to close.

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“CCNP-3&4 Site” means the Calvert Cliffs Nuclear Plants 3 and 4 site described in Exhibit G to the Purchase and Sale Agreement.

“CEG” has the meaning set forth in the preamble hereof.

“CEG Transferred Stock” has the meaning set forth in the Recitals hereof.

“CENG” shall mean Constellation Energy Nuclear Group, LLC, a Maryland limited liability company.

“CENG Operating Agreement” has the meaning set forth in the Recitals hereof.

“Closing” has the meaning set forth in Section 1.7(a) hereof.

“Closing Date” has the meaning set forth in Section 1.7(a) hereof.

“CNN” shall mean Constellation New Nuclear, LLC, a Delaware limited liability company.

“EDF” has the meaning set forth in the preamble hereof.

“EDF Inc.” shall mean EDF Inc. (f/k/a EDF Development Inc.), a Delaware corporation.

“EDFI” shall mean E.D.F. International, S.A. (f/k/a Electricité de France International, S.A.), a French société anonyme.

“Governmental Entity” shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative, governmental or regulatory body, commission or authority (including any self-regulatory organization).

“Investor Agreement” has the meaning set forth in the Recitals hereof.

“Knowledge,” with respect to each Party, shall mean the actual knowledge of any executive officer of such Party.

“Law” shall mean, for any Person, all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, certificates of authority, judgments, decrees and bodies of law, in each case of or by any Governmental Entity, to which such Person or any of its business is subject.

“Licenses” shall mean any approval, authorization, concession, consent, registration, franchise, license, permit, concession or certificate issued by any Governmental Entity.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, claim, defect, objection, option, proxy, voting trust, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under

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any conditional sale or other title retention agreement, upon or with respect to any property or asset of such Person (including in the case of equity securities, stockholder or limited liability company agreements, voting trust agreements and all similar arrangements, other than the Investor Agreement).

“Losses” has the meaning set forth in Section 1.3 hereof.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

“PPA Amendments” shall mean, collectively, (i) the amendments to the series of Master Confirmations for Physically Settled Power Transactions, each dated as of November 6, 2009, between each of Calvert Cliffs Nuclear Power Plant, LLC, R.E Ginna Nuclear Power Plant, LLC, and Nine Mile Point Nuclear Station, LLC (the “Nuclear Generation Subsidiaries), on the one hand, and each of Constellation Energy Commodities Group, Inc. (“CECG”) and EDF Trading North America, LLC (“EDFT”), on the other hand, (ii) new Confirmations under the 1992 ISDA Master Agreements dated as of November 6, 2009, between each of the Nuclear Generation Subsidiaries, on the one hand, and each of CECG and EDFT, on the other hand, (the “New Confirmations”),  (iii) the amendments to the Guarantees, dated as of November 6, 2009, entered into by CENG for the benefit of EDFT and CECG (or issuance of new Guaranties by CENG with respect to the New Confirmations), (iv) the amendment to the Schedule to the 1992 ISDA Master Agreements dated as of November 6, 2009, between each Nuclear Generation Subsidiary, on the one hand, and EDFT, on the other hand and (v) the conforming amendments to the CENG Operating Agreement, in each case based on the term sheet set forth in Exhibit B hereto.

“Purchase and Sale Agreement” shall mean the Purchase and Sale Agreement attached as Exhibit E hereto.

“Put Agreement” has the meaning set forth in the Recitals hereof.

“Real Estate Transfer Date” shall have the meaning specified in the Purchase and Sale Agreement.

“Registration Rights Agreement” has the meaning set forth in the Recitals hereof.

“Rules” has the meaning set forth in Section 3.9(a) hereof.

“Stock Purchase Agreement” has the meaning set forth in the Recitals hereof.

“Subsidiary” means with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person

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or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).  For the avoidance of doubt, for purposes of this Agreement, CENG shall be deemed to be a Subsidiary of CEG.

“Support Services Agreement” means the Allocated Cost Support Services Agreement between CENG and CEG, based on the terms set forth in Exhibit C hereto.

“Tax” means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, capital stock, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add on minimum, estimated, or other tax, fee, assessment or charge of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or any other basis, whether disputed or not, and including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing.

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Governmental Entity with respect to Taxes.

“Termination Agreement” shall mean the agreement terminating the Investor Agreement and the Stock Purchase Agreement attached as Exhibit F hereto.

Section 3.2            Survival of Representation and Warranties; Indemnification.  The representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

CEG shall defend, indemnify and hold harmless EDF and its Affiliates from and against any and all Losses arising out of (i) any inaccuracy or breach of any representation or warranty made by CEG hereunder, or (ii) any breach of any covenant made by CEG hereunder.

EDF shall defend, indemnify and hold harmless CEG from and against any Losses arising out of (i) any inaccuracy or breach of any representation or warranty made by EDF hereunder, or (ii) any breach of any covenant made by EDF hereunder.

Section 3.3            Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives; provided that no Party may assign its rights or obligations under this Agreement to any Person without the prior written consent of all other Parties hereto, which consent shall not be unreasonably withheld or delayed.

Section 3.4            Entire Agreement.  This Agreement, along with the exhibits and schedules hereto, contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

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Section 3.5            Notices.  All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

(i)            if to CEG, to:

Constellation Energy Group, Inc.

750 East Pratt Street, 18th Floor

Baltimore, Maryland 21202

Phone: (410) 470-3011

Fax:  (410) 470-5766

Attention:  Charles Berardesco

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

655 15th Street, NW

Washington, DC 20005

Phone: (202) 879-5000

Fax:  (202) 879-5200

Attention: George P. Stamas and Mark D. Director

(ii)                                  if to EDF, to:

EDF, S.A.

30 avenue de Wagram

Paris 75008

France

Phone: +33 1 40 42 85 01

Fax: +33 1 40 42 85 03

Attention: Secrétare Général

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Phone: (212) 225-2000

Fax: (212) 225-3999

Attention: Neil Q. Whoriskey and Pierre-Yves Chabert

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All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a Party as shall be specified by like notice).  Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

Section 3.6            Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 3.7            Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 3.8            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.9            Dispute Resolution.

(a)           With the sole and exclusive exceptions provided for in part (b) of this Section 3.9, in the event of any dispute arising out of or in connection with this Agreement, including any dispute regarding its existence, breach, termination or validity, each Party shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement (including as to existence, breach, termination and validity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with said Rules.  The place of the pre-arbitral referee procedure and of the arbitration procedure shall be New York, New York, United States of America.  The proceedings before the arbitral tribunal (including with respect to the Pre-Arbitral Referee Procedure) shall be governed by the Rules.  The rules of law to be applied by the arbitral tribunal to the merits of the dispute shall be the rules of law of the State of New York.  The language of the arbitration shall be English.  Evidence shall be provided in English and pleadings shall be done in English.   The arbitral tribunal shall render its decision within six months from the date of signature of the terms of reference.  Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding.  Without limiting the authority conferred on the arbitral tribunal by this Agreement and the Rules, the arbitral tribunal shall have the authority to award specific performance.  The Parties waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal.  The Parties hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York sitting in the Borough of Manhattan, and agree not to raise any objection to venue in such court, with respect to the enforcement of this Section 3.9(a) and any application to confirm, vacate or modify the decision or award of the arbitration tribunal.  The Parties agree that, once confirmed, the arbitral

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award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found.

(b)           In the event of any dispute arising out of or in connection with any Party’s failure to close or failure hereunder to abide by any of the covenants contained herein to the extent such covenants are to be performed at or prior to the Closing, or any Party’s failure or threatened failure to abide by non-disparagement obligations set forth in Section 1.9, the Parties acknowledge and agree that any remedy at law for any such failure would be inadequate and that each of them, respectively, will be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure to close or abide by any of the covenants contained herein to the extent such covenants are to be performed at or prior to the Closing, without any requirement on the Party demanding such specific performance, injunctive relief or other equitable remedies to post a bond or any other surety.  The federal and state courts of the State of New York sitting in the Borough of Manhattan shall have exclusive jurisdiction with respect to a request for specific performance, injunctive relief or other equitable remedies pursuant to this Section 3.9(b), and the Parties hereby submit to the jurisdiction of such courts and agree not to raise any objection to venue in such courts, this being in addition to any other remedy to which they are entitled at Law or in equity without prejudice to any other rights or remedies that may otherwise be available to such other Party.  Exercise of remedies under this Section 3.9(b) shall not preclude the exercise of remedies under Section 3.9(a) (other than remedies of specific performance under Section 3.9(a) in connection with any Party’s failure to close or failure hereunder to abide by any of the covenants contained herein to the extent such covenants are to be performed at or prior to the Closing).

Section 3.10         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.11         Amendment and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  Any Party may (i) extend the time for the performance of any of the obligations or any other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (iii) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

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Section 3.12         Mutual Assistance.  Each of the Parties hereto agrees to use its commercially reasonable efforts to mutually cooperate and assist each other in filing any reports, notices and other filings with any Governmental Entity required to be jointly submitted by any of the Parties hereto in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby, and shall use commercially reasonable efforts to prepare and provide such information as may be necessary in connection with any such report, notice or other filing, including any Tax-related filings.

Section 3.13         Further Assurances; CEG Ongoing Assistance for CCNP-3&4 Site.

(a)           Each of the Parties hereto shall, and shall cause its respective Subsidiaries to, execute and deliver such further instruments and take such additional action as any other Party may reasonably request to effect or consummate the transactions contemplated hereby.

(b)           CEG agrees that it will use commercially reasonable efforts, as and when requested by EDF or UNE on a periodic basis in the future, to continue to cooperate with and provide reasonable assistance to EDF and UNE in connection with the new nuclear projects contemplated by UNE, it being agreed that such cooperation and assistance is not intended to, and shall not, impose material ongoing obligations on CEG or require CEG to incur material costs or to interfere in any material respect with CEG’s ongoing business.

Section 3.14         Spent Nuclear Fuel.  The Parties hereby agree that:

(a)           CEG shall be entitled to any funds received from the Department of Energy that reimburse CEG for any costs expended by CEG, CENG and their Subsidiaries prior to November 6, 2009 for the storage of Spent Nuclear Fuel at the Facilities.  Any other funds received by CEG from the Department of Energy representing the default by the Department of Energy on contracts with CENG or any of the Subsidiaries of CENG shall belong to CENG and the Subsidiaries of CENG.

(b)           CEG will retain and prosecute the Department of Energy Claim and CENG will retain the right to commence and prosecute the Department of Energy Potential Claim, in each case in a manner consistent with its best judgment. CENG shall be entitled to any funds received from the Department of Energy that reimburse CENG for any costs expended by CENG and its Subsidiaries in relation to the resolution of the Department of Energy Potential Claim.

(c)           For purposes of this Section 3.15, the following terms have the following meanings:

(i)            “Byproduct Material” means any radioactive material (other than Special Nuclear Material) yielded in, or made radioactive by, exposure to the radiation incident to the process of producing or utilizing Special Nuclear Material.

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(ii)           “Department of Energy Claim” means any action previously commenced by CEG for damages resulting from the Department of Energy’s failure to commence the removal, transportation, acceptance or any delay in accepting Spent Nuclear Fuel for disposal pursuant to the Standard Spent Fuel Disposal Contract and the Nuclear Waste Policy Act.

(iii)          “Department of Energy Potential Claim” means any potential action to be commenced by CEG, in its sole discretion, for damages resulting from the Department of Energy’s failure to commence the removal, transportation, acceptance or any delay in accepting Spent Nuclear Fuel for disposal pursuant to the Standard Spent Fuel Disposal Contract and the Nuclear Waste Policy Act.

(iv)          “Facilities” means the following nuclear generation facilities:  Calvert Cliffs Unit 1, Calvert Cliffs Unit 2, Nine Mile Point Nuclear Power Station Unit 1, Nine Mile Point Nuclear Power Station Unit 2, and R.E. Ginna Nuclear Power Plant.

(v)           “Greater Than Class C Waste” means radioactive waste that contains a radionuclide whose concentration exceeds the value in Table 1 or Table 2 of 10 C.F.R. § 61.55, and therefore is currently not generally acceptable for disposal at existing (near surface) low level radioactive waste disposal facilities.

(vi)          “Nuclear Fuel” means all nuclear fuel assemblies in the Facilities’ reactors and any irradiated fuel assemblies that have been temporarily removed from the Facilities’ reactors and are capable of reinsertion into the Facilities’ reactors without modification or additional cost, and all unirradiated fuel assemblies awaiting insertion into the Facilities’ reactors, as well as all nuclear fuel constituents (including uranium in any form and separative work units) in any stage of the fuel cycle that are in process of production, conversion, enrichment or fabrication for use in the Facilities and which are owned by CENG or any of its Subsidiaries, and in which CENG or any of its Subsidiaries have any right, title or interest.

(vii)         “Spent Nuclear Fuel” means fuel that has been permanently withdrawn from a nuclear reactor following irradiation, and has not been chemically separated into its constituent elements by reprocessing. Spent Nuclear Fuel includes the Special Nuclear Material, Byproduct Material, Source Material, Greater Than Class C Waste, and other radioactive materials associated with Nuclear Fuel assemblies.

(viii)        “Special Nuclear Material” means plutonium, uranium-233, uranium enriched in the isotope-233 or in the isotope-235, and any other material that the NRC determines to be “Special Nuclear Material” but does not include Source Material. “Special Nuclear Material” also refers to any material artificially enriched by any of the above-listed materials or isotopes but does not include Source Material.

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(ix)           “Source Material” means: (1) uranium, thorium, or any combination thereof, in any physical or chemical form, or (2) ores which contain by weight one-twentieth of one percent (0.05%) or more of uranium, thorium, or any combination thereof. “Source Material” does not include Special Nuclear Material.

Section 3.15         Termination. If the Closing Date has not occurred prior to November 30, 2010, either Party may terminate this Agreement by providing written notice of termination to the other Party, provided that the terminating Party is not then in material breach of its obligations hereunder.  In addition, after November 15, 2010, if the Closing has not occurred within the time specified in Section 1.7(a) and the Closing Date has not been extended for an additional period of time by a Party entitled to extend the Closing Date under Section 1.7(a), then a Party not then in material breach of its obligations hereunder may terminate this Agreement by providing written notice of termination to the other Party.  If this Agreement is terminated pursuant to this Section 3.16, this Agreement shall immediately become void and there shall be no liability on the part of any Party, except that a Party shall not be relieved for any willful and material breach of this Agreement; provided that Article III (other than Sections 3.2, 3.12, 3.13 and 3.14) shall survive termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Michael J. Wallace
Name: Michael J. Wallace
Title: Vice Chairman, Executive Vice President and Chief Operating Officer

ELECTRICITÉ DE FRANCE, S.A.

By:	/s/ Thomas Piquemal
Name: Thomas Piquemal
Title: Group Senior Executive Vice President - Finance

Signature Page to Master Agreement

Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October [•], 2010, by and between Constellation Energy Group, Inc., a Maryland corporation (“Constellation”) and EDF Inc. (f/k/a EDF Development Inc.), a Delaware corporation (“EDFD”, and together with Constellation, the “Parties”).

W I T N E S S E T H :

WHEREAS, on October 26, 2010, Constellation and Electricité de France, S.A. entered into a Master Agreement, whereby, among other things, they agreed to enter into a registration rights agreement providing EDFD and its Affiliates (as defined in Section 1.1(a)) with registration rights; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Parties wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
REGISTRATION RIGHTS

Section 1.1            Registration Rights.

(a)  Registration on Form S-3.  Promptly following the Registration Date, Constellation shall, at its option: (i) file a Registration Statement on Form S-3 (the “S-3 Registration Statement”) covering the resale of the Registrable Securites held by EDFD (or any of its Affiliates)  pursuant to Rule 415 under the Securities Act; or (ii) if Constellation has an outstanding effective Form S-3 Registration Statement, file a prospectus supplement pursuant to Rule 424 under the Securities Act or a post-effective amendment to such Form S-3 Registration Statement covering the resale of the Registrable Securities (the “Amendment Registration” and together with the S-3 Registration Statement, the “Registration Statement”).  Upon filing the Registration Statement, Constellation will keep such Registration Statement effective with the SEC at all times and any Registration Statement shall be re-filed upon its expiration, and shall reasonably cooperate in any shelf take-down by amending or supplementing the prospectus related to such Registration Statement as may be reasonably requested by EDFD (or any of its Affiliates), until EDFD (or any of its Affiliates) no longer holds Registrable Securities.  Constellation will pay all Registration Expenses incurred in connection with any Registration Statement.  For purposes of this Agreement, (i) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with, such Person; (ii) “Person” means any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity; and (iii) “Registration Date” means the earlier of (i) the date Constellation files a Current Report on Form 8-K for the purpose of updating the business description, management discussion and analysis and certain financial statement footnotes as set forth in Constellation’s Annual Report on Form 10-K for the year ended December 31, 2009 to conform to Constellation’s new reporting segments, and (ii) November 12, 2010.

(b)  Demand Registration Rights.  If Constellation is unable to file, cause to be effective or maintain the effectiveness of a Registration Statement as required under Section 1.1(a), EDFD (or any of its Affiliates) shall have the right, exercisable not more than once in any eighteen month period, to deliver a written notice to Constellation (a “Demand Notice”) requiring Constellation to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act Registrable Securities held by EDFD (or any of its Affiliates) and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of such Registrable Securities requested to be registered by EDFD (or any of its Affiliates) is reasonably expected to result in aggregate gross cash proceeds in excess of $100,000,000 (without regard to any underwriting discount or commission).  A Demand Notice shall also specify the expected methods or methods of disposition of the applicable Registrable Securities.  Following receipt of a Demand Notice, Constellation shall use its commercially reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by Constellation of such Demand Notice (subject to paragraph (j) of this Section 1.1), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by EDFD (or any of its Affiliates or transferees) in accordance with the methods of distribution elected by EDFD (or any of its Affiliates or transferees) and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.  In the event of a Demand Registration, Constellation shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date therof or such shorter period in which all Registrable Securities included in such Registration Statement have been actually sold.  EDFD (or any of its Affiliates) shall have the right to notify Constellation that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event Constellation shall promptly abandon or withdraw such Registration Statement.

(c)  Notwithstanding the provisions of Sections 1.1(a) and 1.1(b), if Constellation is required to effect a Demand Registration Statement or make any filing with the Commission pursuant to this Section 1.1 or if Constellation has a Registration Statement in effect pursuant to this Section 1.1, and Constellation furnishes to EDFD (or its Affiliates) a certificate signed by the Chief Executive Officer or Chief Financial Officer of Constellation stating that such officer has made a good faith determination that a registration would (i) require the disclosure of material nonpublic information concerning Constellation, its business or prospects and that such disclosure would be materially adverse to Constellation, and/or (ii) materially interfere with a pending transaction involving Constellation or a subsidiary or affiliate of Constellation, then, Constellation shall have the right to defer such filing or the effectiveness thereof for a period of not more than forty-five (45) days after Constellation’s receipt of the applicable Demand Notice or prevent EDFD (or its Affiliates) from selling Registrable Securities pursuant to an effective

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Registration Statement for a period of not more than forty-five (45) days after Constellation delivers such certificate to EDFD (or its affiliates) and demands that EDFD (or its affiliates) cease sales of securities under the Registration Statement and during such period Constellation shall not be obligated to file another Registration Statement during the period such sales under a Shelf Registration Statement are not allowed); provided, that pursuant to this Section 1.1(c), Constellation may not exercise its rights (a) more than two times in any consecutive 12-month period and (b) in excess of seventy-five (75) days in any consecutive 12-month period.

(d)  Registrable Securities.  For purposes of this Agreement, “Registrable Securities” means (i) all shares of common stock of Constellation (the “Common Shares”) that EDFD (or any of its Affiliates) holds as of the date hereof and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause by way of share dividend or share split or in connection with a consolidation or other reorganization.  As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (A) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act of 1933 (the “Securities Act”) and disposed of in accordance with the Registration Statement covering such securities, (B) they have been sold or, in the written opinion of EDFD’s counsel, capable of being sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, or (C) they have been acquired by Constellation.  This Agreement shall terminate immediately and without further action by Constellation or EDFD as soon as EDFD (and its Affiliates) do not own, beneficially or of record any Registrable Securities.

(e)  Underwritten Offerings.  If EDFD (or any of its Affiliates) intends that the Registrable Securities covered by the Registration Statement shall be distributed by means of an underwritten offering, EDFD (or any of its Affiliates) will so advise Constellation.  In such event, the lead underwriter(s) to administer the offering will be selected by EDFD (or any of its Affiliates) giving due regard to any preferences communicated by Constellation and subject to the prior written consent of Constellation, not to be unreasonably withheld or delayed.

(f)  Registration Procedures.  In connection with the registration referred to in Sections 1.1(a) and 1.1(b), Constellation shall use its reasonable best efforts to as expeditiously as reasonably possible:

(i)  Prepare and file with the SEC the Registration Statement with respect to such Registrable Securities, make all other required filings and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable; provided that before filing a Registration Statement or any amendments or supplements thereto, Constellation will furnish to EDFD (and its Affiliates) copies of all such documents proposed to be filed, which documents will be subject to review of EDFD (and its Affiliates);

(ii)  Prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective continuously until the earlier of (A)

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the date that the securities covered by such Registration Statement cease to constitute Registrable Securities, and (B) the date that all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act); provided that notwithstanding anything in this Agreement to the contrary, the holders of Registrable Securities may not file, or request that Constellation file, as required by Rule 424 of the Securities Act, more than three (3) prospectuses or prospectus supplements in connection with any Shelf Registration Statement in any one hundred-eight (180) day period;

(iii) Furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)  Register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Constellation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)  Notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to

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make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)  Notify each seller of any Registrable Securities covered by such Registration Statement (A) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(vii)  Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Constellation are then listed or, if no similar securities issued by Constellation are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or such other market on which the Common Shares are then listed or quoted, subject to official notice of issuance;

(viii)  Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(ix)  Enter into such customary agreements (including underwriting agreement and, subject to Section 1.1(k), lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including making members of management and executives of Constellation available to participate in “road shows,” similar sales events and other marketing activities; provided that (a) the fulfillment of this management and executives obligation (x) shall not materially impair such managers’ or executives’ management of Constellation or other activities on behalf of Constellation, and (y) shall not require Constellation to make members of management and executives of Constellation so available for more than three (3) consecutive Business Days or more than ten (10) Business Days in any 365 day period, and (b) EDFD shall pay all expenses related to the participation of members of management and executives not required to be paid by Constellation pursuant to Section 1.1(h));

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(x)  Make available for inspection by any seller of Registrable Securities and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of Constellation, and cause Constellation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting Person (A) enter into a confidentiality agreement in form and substance reasonably satisfactory to Constellation and (B) agree to minimize the disruption to Constellation’s business in connection with the foregoing;

(xi)  [RESERVED];

(xii)  In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts to promptly obtain the withdrawal of such order;

(xiii)  Obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of any underwriting agreement and the date of the closing under the underwriting agreement for such offering, signed by Constellation’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request; and

(xiv)  Provide legal opinions of Constellation’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

(g)  Provision of Information.  As a condition to registering Registrable Securities, Constellation may require each seller holding Registrable Securities as to which any registration is being effected to furnish Constellation with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Constellation may from time to time reasonably request in writing.

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(h)  Registration Expenses.  Except as otherwise provided in this Agreement, all expenses incidental to Constellation’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel (limited to one law firm and up to an aggregate amount not to exceed seventy-five thousand dollars ($75,000)) for the holders of the securities registered, counsel for Constellation and all independent certified public accountants and other Persons retained by Constellation (all such expenses, “Registration Expenses”), will be borne by Constellation.  Constellation will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Constellation are then listed.  The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by Constellation and any other Registration Expenses required by Law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.  For purposes of this clause, “Law” means, for any Person, all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, certificates of authority, judgments, decrees and bodies of law, in each case of or by any governmental entity, to which the Person or any of its business is subject.

(i)  Participation Conditions.

(i)  No Person may participate in any registration under Sections 1.1(a) and 1.1(b) that is underwritten unless such Person (A) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by EDFD (or its Affiliates) (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such Person will be required to sell more than the number of Registrable Securities that such Person has requested Constellation to include in any registration), (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (C) cooperated with Constellation’s reasonable requests in connection with such registration or qualification (it being understood that Constellation’s failure to perform its obligations hereunder, which failure is caused by such Person’s failure to cooperate with such reasonable requests, will not constitute a breach by Constellation of this Agreement).  Notwithstanding the foregoing, the liability of EDFD or any of its Affiliates participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Person’s Registrable Securities.

(ii)  Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from Constellation of the happening of any event of the kind described in Section 1.1(f)(v), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person

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receives copies of a supplemented or amended prospectus as contemplated by such Section 1.1(f)(v).  In the event Constellation gives any such notice, the applicable time period mentioned in Section 1.1(f)(ii) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 1.1(i)(ii) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 1.1(f)(v).

(j)  Rule 144.  (i) Constellation will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder (or, if Constellation is not required to file such reports, it will, upon the request of EDFD (or any of its Affiliates), make publicly available such information as necessary to permit sales pursuant to Rule 144), and will use reasonable best efforts to take such further action as EDFD (or any of its Affiliates) may reasonably request, all to the extent required from time to time to enable such Person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of EDFD (or any of its Affiliates), Constellation will deliver to such Person a written statement as to whether it has complied with such information requirements.

(k)  Holdback.  In consideration for Constellation (and any of its Affiliates) agreeing to its obligations under this Agreement, EDFD (and any of its Affiliates) agrees in connection with any registration of Constellation’s securities (whether or not such Person is participating in such registration) upon the request of Constellation and the underwriters managing any underwritten offering of Constellation’s securities, that it shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any capital stock of Constellation (other than the securities included in such registration) without the prior written consent of Constellation, or such managing underwriter, as applicable, for a period not to exceed ninety (90) days (the “Holdback Period”), provided, however, that EDFD (and its Affiliates) also agrees that such Holdback Period may be automatically extended by an additional eighteen (18) days upon the written request of Constellation or the underwriter managing such underwritten offering.

Section 1.2            Piggyback Registration Rights.

(a)           Right to Piggyback on Registration of Stock.  Subject to Section 1.2(d), if Constellation proposes to register Common Shares under the Securities Act in connection with a public offering of such Common Shares on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more investors, Constellation shall give EDFD (and its Affiliates) written notice of such determination (i) at least 30 days prior to the anticipated effective date of such Piggyback Registration and (ii) within twenty Business Days after Constellation’s receipt of any notice of an exercise of demand registration rights.  Upon the written request of EDFD (or any of its Affiliates) given within ten Business Days after receipt of any such notice by Constellation,

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Constellation shall use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities held by EDFD that EDFD has requested to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Constellation shall determine for any reason not to register or to delay registration of all such securities, Constellation may, at its election, give written notice of such determination to EDFD (or its Affiliates) and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of Constellation to pay the Registration Expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 1.2 shall relieve Constellation of its obligation to effect any registration upon demand under Section 1.1.  For purposes of this Agreement, “Business Day” shall mean any working day the United States other than a Saturday, a Sunday or a day on which banks located in New York, New York generally are authorized or required by applicable Law to close.

(b)           Selection of Underwriters.  If EDFD (or any of its Affiliates) involves an underwritten primary offering of Constellation’s securities, the Board of Directors of Constellation shall have the right to select any underwriter or underwriters to manage such Piggyback Registration.

(c)           Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, Constellation shall so advise EDFD as part of the written notice given pursuant to Section 1.2(a) and the registration rights provided in Section 1.2(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise Constellation that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, Constellation and EDFD (or any of its Affiliates), as the case may be, will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters can be sold in such offering without such adverse effect.  The Registrable Securities so included in such Piggyback Registration shall be apportioned as follows: (a) first, to any Common Shares that Constellation proposes to sell and (b) second, to the Registrable Securities included in such Piggyback Registration, in each case according to the total number of the Registrable Securities requested for inclusion by EDFD (or any of its Affiliates) and other holders of Common Shares currently entitled to registration.

(d)           Effectiveness of Piggyback Rights.  Notwithstanding anything else in this Agreement to the contrary, EDFD (and its Affiliate) shall have no rights and Constellation shall have no obligations pursuant to Sections 1.2(a)-(c) so long as Constellation has filed and maintained effective a Registration Statement pursuant to Section 1.1(a) or 1.1(b) hereof.  Notwithstanding the prior sentence, if Constellation proposes to pursue a Piggyback Registration at a time when, pursuant to the prior sentence, Constellation has no obligations pursuant to Sections 1.2(a)-(c), Constellation will, nonetheless, provide EDFD with reasonable advance

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notice (as practicable under the circumstances) of Constellation’s determination and, if EDFD timely requests the inclusion in the Piggyback Registration of some or all of EDFD’s Registrable Securities, Constellation will give reasonable consideration to accommodating EDFD’s request, taking into account the principles, priorities, conditions and limitations set forth in Sections 1.2(a)-(c) and the business objectives of Constellation in pursuing the Piggyback Registration.

Section 1.3            EDFD Obligations.

(a)           EDFD (and its Affiliates) agrees to:

(i)  Promptly provide Constellation with such information and assistance as reasonably requested by Constellation to effect the registration required by Sections 1.1(a) or Section 1.1(b) hereof under the Securities Act;

(ii)  keep confidential any confidential information provided by Constellation in connection with this Agreement; and

(iii)  comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities.

(b)           EDFD (and its Affiliates) shall not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, as defined in Rule 405 under the Securities Act, and will not distribute any written materials in connection with the offer or sale of the Common Stock without the prior express written consent of Constellation and, in connection with any underwritten offering, the underwriters.

ARTICLE II
MISCELLANEOUS

Section 2.1            Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives; provided that no Party may assign its rights or obligations under this Agreement to any Person without the prior written consent of all other Parties hereto, which consent shall not be unreasonably withheld or delayed.

Section 2.2            Entire Agreement.  This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

Section 2.3            Notices.  All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

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(i)            if to Constellation, to:

Constellation Energy Group, Inc.

750 East Pratt Street, 18th Floor

Baltimore, Maryland 21202

Phone: (410) 470-3011

Fax:  (410) 470-5766

Attention:   Charles Berardesco

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

655 15th Street, NW

Washington, DC 20005

Phone: (202) 879-5000

Fax:  (202) 879-5200

Attention: George P. Stamas and Mark D. Director

(ii)                                  if to EDFD to:

EDF Inc.

5404 Wisconsin Avenue, Suite 400

Chevy Chase, MD 20815

Phone: (202) 744-8019

Fax: (202) 744-8049

Attention:  Alexander Daniels

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Phone: (212) 225-2000

Fax: (212) 225-3999

Attention: Neil Q. Whoriskey and Pierre-Yves Chabert

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a Party as shall be specified by like notice).  Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

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Section 2.4            Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 2.5            Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 2.6            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.7            Dispute Resolution.  In the event of any dispute arising out of or in connection with this Agreement, including any dispute regarding its existence, breach, termination or validity, each Party shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement (including as to existence, breach, termination and validity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with said Rules.  The place of the pre-arbitral referee procedure and of the arbitration procedure shall be New York, New York, United States of America.  The proceedings before the arbitral tribunal (including with respect to the Pre-Arbitral Referee Procedure) shall be governed by the Rules.  The rules of law to be applied by the arbitral tribunal to the merits of the dispute shall be the rules of law of the State of New York.  The language of the arbitration shall be English.  Evidence shall be provided in English and pleadings shall be done in English.   The arbitral tribunal shall render its decision within six months from the date of signature of the terms of reference.  Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding.  Without limiting the authority conferred on the arbitral tribunal by this Agreement and the Rules, the arbitral tribunal shall have the authority to award specific performance.  The Parties waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal.  The Parties hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York sitting in the Borough of Manhattan, and agree not to raise any objection to venue in such court, with respect to the enforcement of this Section 2.7 and any application to confirm, vacate or modify the decision or award of the arbitration tribunal.  The Parties agree that, once confirmed, the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found.

Section 2.8            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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Section 2.9            Amendment and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  Any Party may (i) extend the time for the performance of any of the obligations or any other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (iii) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Exhibit A

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:
Name:
Title: Authorized Signatory

EDF INC.

By:
Name:
Title: Authorized Signatory

Signature Page to Registration Rights Agreement

Exhibit B

Summary of Principal Terms and Conditions for

Amendments to Master Confirmations for Physically Settled Power Transactions; Confirmation for Physically Settled Power Post-2014; Conforming Changes to the Operating Agreement

October 26, 2010

CECG (as defined below), EDFT (as defined below), Constellation Energy Nuclear Group, LLC and the Nuclear Generation Subsidiaries (as defined below) will negotiate in good faith the definitive documentation to effect the transactions set forth in this Summary and to enter into such agreements as of the Closing.

Defined Terms:

All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the series of Master Confirmations for Physically Settled Power Transactions, each dated as of November 6, 2009, between each of Calvert Cliffs Nuclear Power Plant, LLC, R.E. Ginna Nuclear Power Plant, LLC and Nine Mile Point Nuclear Station, LLC, (the “Nuclear Generation Subsidiaries”) on the one hand, and each of Constellation Energy Commodities Group, Inc. (“CECG”) and EDF Trading North America, LLC (“EDFT”), on the other hand (collectively, the “Original Master Confirmations”).

Energy Volumes under the Original Master Confirmations:	The Energy volumes under each of the Original Master Confirmations shall not be amended by this amendment.

Original Master Confirmation Term:	The term of the Original Master Confirmations shall expire on December 31, 2014, and shall not be extended.

Credit Profile under the Original Master Confirmations to which CECG is a Party:

The definition of “Buyer Exposure Event” in each of the Original Master Confirmations to which CECG is a party shall be modified to delete the reference to the $100 million Fixed Product Exposure.  The credit rating downgrade trigger pertaining to Constellation Energy Group, Inc. set forth in such definition shall remain in effect.

Pricing (for energy purchased by both CECG and EDFT under Original Master Confirmations):

All remaining Monthly Energy Hedge Transactions to be put in place after November 1, 2010, between CENG and each of CECG and EDFT under the Original Master Confirmations, for energy to be delivered through the end of 2014, shall reflect Unit Contingent Pricing (as defined below) instead of the Hedge Payment pricing currently applicable to Monthly Energy Hedge Transactions.

“Unit Contingent Pricing” shall mean that the Hedge Payment shall be determined using a 4% discount to the pricing mechanisms for Monthly Energy Hedge Transactions set forth in the Original Master Confirmations.  The energy subject to Unit Contingent Pricing shall be delivered on a “Unit Firm Energy” basis (as such term is defined in the Original Master Confirmations).

Fixed-price, firm volume hedges that previously have been executed under the Original Master Confirmation shall remain in place at their current pricing.  Output from the Nuclear Units shall be applied first to satisfy such fixed-price, firm volume hedges and, after such satisfaction has been accomplished, applied to satisfy any “Unit Firm Energy” hedges.

CENG will retain the obligation to promptly share with both CECG and EDFT all relevant information, including outage or potential outage information and other information as currently required to be disclosed to both CECG and EDFT in the Original Master Confirmations and the Power Services Agency Agreement between each of the Nuclear Generation Subsidiaries and CECG dated as of November 6, 2009 (the “Power Services Agency Agreement”), simultaneously and in an open and transparent manner.

Post 2014 Volumes:

Commencing January 1, 2015, and extending until the complete and permanent cessation of power generation by the applicable Nuclear Unit (and any improvements and modifications thereto),  CECG shall purchase 50.01% and EDFT shall purchase 49.99% of the physical volumes generated by each Nuclear Unit on a day-ahead, Unit-Firm Energy basis delivered at the busbar of the applicable Nuclear Unit pursuant to a new Confirmation under the 1992 ISDA Master Agreements between each of the Nuclear Generation Subsidiaries, on the one hand, and each of CECG and EDFT, on the other hand (each, a “Post-2014 Confirmation”).  This pricing under each Post-2014 Confirmation shall use the current Energy Payment formula

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for Contingent Product under the applicable Original Master Confirmation and include “Payment Terms,” “FallBack Reference Price,” “Additional Events of Default,” “Non-Product Proceeds,” “Communications; Monitoring,” “Books and Records,” and “Change in Market Rules” provisions and related defined terms that are consistent with such provisions and terms in the Original Master Confirmations.   The CENG guarantee with respect to the obligations under the Original Master Confirmations shall be extended beyond 2014 to cover the extended purchase and sale obligations described in this paragraph.  The EDF Trading Limited guaranties delivered to each Nuclear Generation Subsidiary will not be required beyond 2014, and the Schedule to the 1992 ISDA Master Agreements between each Nuclear Generation Subsidiary, on the one hand, and EDFT, on the other hand, will be amended to delete EDF Trading Limited as a “Credit Support Provider.”

CENG will retain the obligation to promptly share with both CECG and EDFT all relevant information, including outage or potential outage information and other information as currently required to be disclosed to both CECG and EDFT in the Original Master Confirmations and the Power Services Agency Agreement simultaneously and in an open and transparent manner.

Amendments to Operating Agreement

The CENG Operating Agreement will be modified to reflect the terms of this Summary, including the following changes:

• to conform Exhibit D “Risk Profile Guidelines” to this Summary by (i) changing the initial target hedge ratio for Year 1 from 95% to 100%, (ii) changing the references to “Fixed Product” in “Hedging Strategy” to “Hedged Quantity” which term is defined to include both current fixed-price hedges and “Unit Contingent Pricing” hedges, and (iii)  modifying CENG’s hedging policy to indicate that no hedges will be put in place for energy delivered after 2014; and

• to delete Section 7.2(j)(xxix).

CENG Actions:

Each of EDF Inc., formerly known as EDF Development Inc., and Constellation Nuclear, LLC shall cause the directors of Constellation Energy Nuclear Group, LLC appointed by each of them to approve the enactment of resolutions to approve the agreements and actions described in this Summary and to take all necessary steps as the sole

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member of each of the Nuclear Generation Subsidiaries to cause such entities to approve the agreements and actions described in this Summary.

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Exhibit C

Administrative Services Agreement for Allocated and Direct Charge Services

Parties:	CEG and CENG

Pricing:	$55 million less $7.5 mm credit for “Consumption Based Pricing” (CBP) costs (both subject to 2% escalator beyond 2011) plus CBP costs in excess of $7.5 million

Examples of application of formula:

Example 1:
In year 1, if CBP costs are $10 mm, then:
Cost: $47.5 plus $2.5 = $50 mm expense

Example 2:
In year 1, if CBP costs are $15 mm, then:
Cost: $47.5 plus $7.5 = $55 mm expense

Example 3 (5 years later):
$55 mm inflated to $60.7
$7.5 mm credit inflated to $8.3

If CBP costs are $15 mm (in year 5), then:
Cost: $52.4 plus 6.7 = $59.1 mm expense
Term:	January 1, 2011 through December 31, 2017
Scope:	Scope and quantity of services as presently provided.
Other terms:	To be negotiated in good faith with all deliberate speed after the date of the Master Agreement on an arm’s length basis.

Exhibit D

AMENDMENT NO. 3 TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT

This AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this “Amendment”) is entered into as of October [•], 2010, by and among Constellation Nuclear, LLC (“CNL”), a Delaware limited liability company and wholly owned subsidiary of Constellation Energy Group, Inc. (“Constellation”), CE Nuclear, LLC (“CEN”), a Delaware limited liability company, and EDF Inc. (f/k/a EDF Development Inc.) (“EDFD”), a Delaware corporation and a wholly owned subsidiary of E.D.F. International S.A. (“EDFI”), as Members, and Constellation Energy Nuclear Group, LLC, a Maryland limited liability company (the “Company”).

WITNESSETH:

WHEREAS, on December 15, 1999, the Company was formed as a wholly owned subsidiary of Constellation under the Maryland Limited Liability Company Act, as amended from time to time, pursuant to Articles of Organization filed with the Maryland Department of Assessments and Taxation;

WHEREAS, Constellation entered into a second amended and restated operating agreement of the Company, dated as of November 6, 2009 (the “Second Amended and Restated Operating Agreement”), which amended and restated the operating agreement of the Company, dated as of July 1, 2002; and

WHEREAS, the Parties desire to amend the Second Amended and Restated Operating Agreement as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.           Defined Terms.  Capitalized terms used in this Amendment without separate definition shall have the respective meanings assigned to such terms in the Second Amended and Restated Operating Agreement.

SECTION 2.           Amendment to Section 9.3.  Section 9.3 of the Second Amended and Restated Operating Agreement is hereby amended by deleting it in its entirety and replacing it with the text that follows so that, as amended, Section 9.3 of the Second Amended and Restated Operating Agreement shall read as follows:

Section 9.3             Right of First Offer.

(a)           Except in the case of a Transfer to a Permitted Transferee pursuant to Section 9.2, prior to the Transfer of Membership Interests, the Member(s) proposing to Transfer all or any portion of its Membership Interest (the “Offering

Member”) must deliver a Transfer Notice to the other Member(s) who is not an Affiliate of the Offering Member at least sixty (60) Days prior to the proposed Transfer.  The other Member(s) who is not an Affiliate of the Offering Member shall have the option to purchase all of the Membership Interests proposed to be Transferred for the cash purchase price set forth in the Transfer Notice and pursuant to the other terms and conditions set forth in this Agreement.  The other Member(s) who is not an Affiliate of the Offering Member shall have sixty (60) Days from receipt of the Transfer Notice (the “Transfer Acceptance Period”) in which to exercise its option to purchase all of the Membership Interests pursuant to this Section 9.3(a) by providing written notice of exercise of the option to the Offering Member and to the Company.

(b)           In the event that, at the end of the Transfer Acceptance Period, the other Member(s) who is not an Affiliate of the Offering Member has not elected to purchase all of the Membership Interests proposed to be Transferred, then the Offering Member shall be free to consummate the transaction described in the Transfer Notice, provided, that within 90 days after the end of the Transfer Acceptance Period, a definitive agreement is executed for the sale of such Membership Interests, and the terms and conditions (including price) in such agreement are no more favorable to the purchaser than those set forth in the Transfer Notice.  Prior to the execution of such definitive agreement, the Offering Member shall not grant exclusivity to a prospective third party purchaser (the “Third Party Purchaser”) to the extent such grant of exclusivity would prohibit or restrict the Offering Member from entertaining, negotiating or accepting an offer by another Member in respect of the subject Membership Interest.  In the event a Member exercises the option to purchase under Section 9.3(a), but such Member fails to tender the required consideration at the closing, in addition to being entitled to complete the proposed transaction, the Offering Member shall have all rights and remedies against the other Member available for breach of contract.

(c)           The parties shall use their reasonable efforts to close any purchase under Section 9.3 as promptly as possible after (i) the other Members provide written notice of the exercise of their option under Section 9.3(a) or (ii) the Offering Member executes a definitive agreement as contemplated by Section 9.3(b), as applicable.  At the closing, the Offering Member shall deliver to the purchaser an executed assignment of the subject Membership Interest satisfactory in form to counsel for the Company, and the purchaser shall deliver the purchase price in cash or immediately available funds.  The Offering Member and the purchaser each shall execute and deliver such other documents as may reasonably be requested by the other.  If the closing of any purchase by the other Members under Section 9.3(a) does not occur within one (1) year after the expiration of the Transfer Acceptance Period, then the right to close on the purchase shall lapse and the Offering Member may sell the Membership Interests proposed to be Transferred in accordance with Section 9.3(b) (on terms and conditions (including price) no more favorable to the purchaser than those set forth in the Transfer Notice) as if the other Members had elected not to purchase the Offering Member’s interests.

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(d)           In connection with a reasonable due diligence investigation conducted by the Third Party Purchaser in relation to a Transfer pursuant to Section 9.3(b) by the Offering Member, the parties hereby agree that they shall cause the Company as soon as practicable after the giving of a transfer notice to prepare a data room and otherwise to provide reasonable access (during regular business hours upon reasonable notice) to the offices, properties, plants, other facilities, books and records, officers, directors, employees, agents, financial advisors, accountants and counsel of the Company and furnish such additional financial and operating data and other information regarding the business, operations, assets, liabilities and financial condition of the Company as the Offering Member or the Third Party Purchaser may reasonably request, subject to such Third Party Purchaser signing a customary confidentiality agreement with the Offering Member and the Company regarding any information to be delivered to such Third Party Purchaser.  Such access shall continue until the closing of the sale to the Third Party Purchaser, or termination of the sales process with such Third Party Purchaser.

SECTION 3.           Effect of Amendment.  The parties hereto agree that, except as expressly set forth herein, all terms of the Second Amended and Restated Operating Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Second Amended and Restated Operating Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

SECTION 4.           Entire Agreement.  This Amendment and the Second Amended and Restated Operating Agreement, including the Exhibits, Schedules and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  From and after the execution of a counterpart hereof by the parties hereto, any reference to the Second Amended and Restated Operating Agreement shall be deemed to be a reference to the Second Amended and Restated Operating Agreement as amended hereby.

SECTION 5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the state of Maryland without regard to principles of conflict of laws.

SECTION 6.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument.  Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

CONSTELLATION NUCLEAR, LLC

By:
Name:
Its:

CE NUCLEAR, LLC

By:
Name:
Its:

EDF INC.

By:
Name:
Its:

CONSTELLATION ENERGY NUCLEAR GROUP, LLC

By:
Name:
Its:

Signature Page to Amendment to

Second Amended and Restated CENG Operating Agreement

Exhibit E

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of October [•], 2010, by and among UniStar Nuclear Energy, LLC, a Delaware limited liability company (“UNE”), Constellation New Nuclear, LLC (“CNN”), a Delaware limited liability company, EDF Inc. (f/k/a EDF Development Inc.), a Delaware corporation (“EDF”), E.D.F. International S.A., a French société anonyme (solely for purposes of Section 4.2) (“EDFI”, and, together with EDF, the “EDF Parties”), Constellation Energy Nuclear Group, LLC, a Maryland limited liability company (“CENG”) (solely for purposes of Section 2.4, Article III and Section 4.2), and Constellation Energy Group, Inc., a Maryland corporation (solely for purposes of Section 2.3, Article III and Section 4.2) (“CEG”).  Each of UNE, CNN, EDF, CENG and CEG is sometimes referred to herein as a “Party” and, collectively, as the “Parties”, and CEG, CENG and CNN are collectively referred to herein as the “CEG Parties”.

W I T N E S S E T H :

WHEREAS, CNN owns all right, title and interest in 1,000 membership units of UNE, which constitute 50% of the issued and outstanding limited liability company interests of UNE (the “Membership Interests”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, EDF desires to purchase from CNN, and CNN desires to sell to EDF, all of the Membership Interests for the consideration described herein;

WHEREAS, CNN and EDF are parties to that certain Amended and Restated Operating Agreement of UNE, dated as of November 6, 2009 (the “Operating Agreement”);

WHEREAS, CEG owns the trademarks set forth on Exhibit A attached hereto (the “IP” and together with the Membership Interests, the “Transferred Interests”) associated with UNE; and

WHEREAS, CEG and EDF have agreed to cause CENG to transfer the NMP-3 Site and the Ginna-2 Site (each as defined in Section 3.1(b) below, and collectively, the “Transferred Sites”) to EDF.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1            Purchase and Sale of Transferred Interests.  On the terms and subject to the conditions set forth in this Agreement, at the Transferred Interest Closing (as defined in

Section 1.3 below) and upon payment of the Purchase Price by EDF in accordance with Section 1.2 below, CEG shall, with respect to the IP, and CNN shall, with respect to the Membership Interests, sell, transfer and assign to EDF, free and clear of all Liens (as defined in Section 4.1 below), other than Permitted Liens with respect solely to the IP, all of the Transferred Interests.  The Parties agree that the purchase and sale of the Membership Interests shall be deemed to comply with the terms and conditions of Article IX of the Operating Agreement.

Section 1.2            Purchase Price.  In consideration of the sale, assignment, conveyance, transfer and delivery of the Transferred Interests and any and all other transactions contemplated hereby, EDF shall pay to CNN, by wire transfer of immediately available funds, an amount equal to the sum of one hundred forty million United States dollars (US$140,000,000) (the “Purchase Price”).

Section 1.3            The Transferred Interest Closing; Deliveries

(a)           The closing of the purchase and sale of the Transferred Interests hereunder and (except as otherwise provided herein) any and all other transactions contemplated hereby (the “Transferred Interest Closing”) shall occur concurrently with the execution of this Agreement, at the office of Kirkland & Ellis LLP, 655 15th Street, NW, Washington, District of Columbia 20005, unless another location is agreed in writing by the Parties.  The date and time at which the Transferred Interest Closing actually occurs is hereinafter referred to as the “Transferred Interest Closing Date.”  The Transferred Interest Closing shall be deemed effective at 11:59 p.m. (Washington, DC time) on the Transferred Interest Closing Date.

(b)           At the Transferred Interest Closing, each Party shall deliver the following (or cause the same to be delivered) to each other Party:

(i)            a duly and validly executed copy of the Allocated Services Agreement Amendment (as defined in Section 4.1 below);

(ii)           a duly and validly executed copy of the Direct Charged Services Agreement Amendment (as defined in Section 4.1 below);

(iii)          a duly and validly executed copy of the Administrative Services Agreement Amendment (as defined in Section 4.1 below); and

(iv)          a duly and validly executed copy of the Secondment Agreement Amendment (as defined in Section 4.1 below).

(c)           At the Transferred Interest Closing, CNN shall deliver the following to EDF (or cause the same to be delivered):

(i)            a duly and validly executed copy of the IP Transfer Agreement (as defined in Section 4.1 below);

(ii)           a duly and validly executed copy of the Assignment and Assumption Agreement (as defined in Section 4.1 below);

(iii)          written resignations effective as of the Transferred Interest Closing Date of each of UNE’s directors, officers or other Persons (as defined in Section 4.1 below) performing similar functions but of a different title, who were nominated or appointed by CNN except as otherwise identified by EDF; and

(iv)          a certificate signed by a duly authorized officer of CNN, dated as of the Transferred Interest Closing Date, certifying that all of the representations and warranties of CNN set forth in this Agreement that are qualified as to materiality are true and correct in all respects and any such representations and warranties that are not so qualified are true and correct in all material respects, in each case as of the Transferred Interest Closing Date (except for representations and warranties that speak as of a particular date).

(d)           At the Transferred Interest Closing, EDF shall deliver the following to CNN (or cause the same to be delivered):

(i)            the Purchase Price by wire transfer of immediately available funds; and

(ii)           a certificate signed by a duly authorized officer of EDF, dated as of the Transferred Interest Closing Date, certifying that all of the representations and warranties of EDF set forth in this Agreement that are qualified as to materiality are true and correct in all respects and any such representations and warranties that are not so qualified are true and correct in all material respects, in each case as of the Transferred Interest Closing Date (except for representations and warranties that speak as of a particular date).

Section 1.4            Purchase Price Allocation.  For Tax (as defined in Section 4.1 below) purposes, the Parties will negotiate in good faith to allocate the Purchase Price among the Transferred Interest, the Transferred Sites, and the covenant contained in Section 3.7 hereof.   Within thirty (30) Days (as defined in Section 4.1 below) after the Transferred Interest Closing, EDF shall deliver to CNN and CEG a schedule proposing an allocation of the Purchase Price (the “Proposed Allocation Schedule”).   The Proposed Allocation Schedule shall be subject to the reasonable approval of CNN and CEG.   If the Parties are able to agree on an allocation of Purchase Price within thirty (30) Days of the receipt of the Proposed Allocation Schedule, then the Parties shall embody such agreement in a final allocation schedule (the “Final Allocation Schedule”).  The Parties hereby agree to file all federal, state and other Tax Returns (as defined in Section 4.1 below) required to be filed in accordance with the Final Allocation Schedule.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Parties.  Each of the CEG Parties and EDF hereby represents and warrants to the other, as of the Transferred Interest Closing, as follows:

(a)           Organization.  Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted.

(b)           Due Authorization.  Such Party has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Party of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation by such Party of the transactions contemplated hereby and thereby (i) are within the power and authority of such Party and (ii) have been duly authorized by all necessary action on the part of such Party.  This Agreement constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

(c)           Consents; No Violations.  Neither the execution, delivery or performance by such Party of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or a violation of, constitute a default under or give any third party the right to terminate or accelerate any obligation under any provision of (A) the organizational or governing documents of such Party, (B) any indenture, mortgage, loan agreement or material lease or any other material agreement to which such Party is a party or its assets are bound, (C) any material judgment, order or decree applicable to any such Party or its assets, or (D) any Law (as defined below in Section 4.1) applicable to such Party or its assets, or (ii) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity (as defined below in Section 4.1) or any other Person, except that completion of the transactions contemplated by this Agreement will require an amendment to the license application of UNE in respect of the Calvert Cliffs 3 project now pending before the U.S. Nuclear Regulatory Commission.

(d)           Litigation.  There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to such Party’s Knowledge (as defined in Section 4.1 below), threatened against such Party, at law or in equity, before or by any governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof.

Section 2.2            Representations and Warranties of the CEG Parties.  As of the Transferred Interest Closing Date, CNN hereby represents and warrants with respect to Sections 2.2(a), 2.2(c) and 2.2(d); and the CEG Parties hereby represent and warrant with respect to 2.2(b), 2.2(e) and 2.2(f), as follows:

(a)           Title; No Encumbrances; Power.  CNN has good, valid and marketable title to the Transferred Interests.  The Membership Interests have been duly authorized, validly issued and fully paid.  The Membership Interests represent fifty percent (50%) of the issued and outstanding limited liability company interests of UNE, and other than membership interests owned by EDF, there are no other authorized or outstanding securities of UNE, including options, warrants, rights, other instruments providing for the issuance or transfer of any of the equity interests in UNE or any of its Subsidiaries (as defined in Section 4.1 below).  The Transferred Interests are not subject to any Lien.  Pursuant to Section 1.1 of this Agreement, the Parties agree that the sale and purchase of the Membership Interests in accordance with this Agreement is deemed to comply with Article IX of the Operating Agreement, CNN has complete and unrestricted power and the unqualified right to convey, sell, assign, transfer and deliver the Transferred Interests to EDF and UNE and upon the consummation of the transactions contemplated hereby, EDF and UNE will acquire good and marketable title to the Transferred Interests, free and clear of any and all Liens.

(b)           Subsidiaries.  UNE owns, directly or indirectly, 100% of the equity interests of the UNE Subsidiaries (as defined in Section 4.1 below).  Other than the equity interests in the UNE Subsidiaries, UNE does not own any other interests in any Person.

(c)           Litigation.  Except as reported to CNN and EDF by the Board of Directors of UNE, Steven Miller, Senior Vice President and General Counsel, CENG or Debbie Hendell, Chief Counsel, UNE, to CNN’s Knowledge, and except as set forth on Schedule 2.2(c), as of the date hereof, there is no claim, action, litigation, arbitration, mediation, investigation or other proceeding, administrative, regulatory, judicial or other, by or before any Governmental Entity or other entity, body, agency, authority or organization pending or threatened involving UNE, relating to UNE or to its respective assets or to this Agreement or any of the transactions contemplated hereby.

(d)           Compliance, Licenses.   To CNN’s Knowledge, UNE has conducted and is currently conducting its business in compliance in all material respects with all applicable Laws and Licenses.

(e)           Tax.

(i)            All material Tax Returns required to be filed by UNE have been timely filed; (i) all material Taxes (whether or not shown on such Tax Returns to be due and payable) that are due and payable have been timely paid (including all Taxes that UNE is obligated to withhold from amounts paid or payable to, or benefits conferred upon, employees, creditors and third parties); and (ii) to the CEG Parties’ Knowledge, all such Tax Returns are true, correct and complete in all material respects.  UNE has paid in full or set up reserves in accordance with U.S. GAAP (as defined in Section 4.1 below) in respect of all material Taxes for the periods covered by the Tax Returns described in this Section 2.2(e), as well as all other material Taxes that have become due or payable (including, without limitation, all material Taxes that UNE is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties).

(ii)           Except as set forth in Schedule 2.2(e)(ii), UNE is not a party to, bound by or obligated under any material Tax allocation, material Tax sharing, material Tax indemnity or similar material agreement or understanding.

(iii)          To the CEG Parties’ Knowledge, there are no material Liens for Taxes upon any property or assets of UNE other than statutory Liens for Taxes not yet due.

(iv)          To the CEG Parties’ Knowledge, there are no outstanding agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against UNE.

(v)           To the CEG Parties’ Knowledge, there are no legal proceedings pending or threatened in writing against or with respect to UNE with respect to any Tax, and there are no pending or current audits or investigations with respect to any Tax liability or Tax Return of UNE.

(vi)          To the CEG Parties’ Knowledge, UNE has not participated in any reportable transaction within the meaning of Section 1.6011-4 of the Treasury Regulations.

(vii)         To the CEG Parties’ Knowledge, no written claim has been made that remains outstanding, by any Governmental Entity in a jurisdiction where UNE has not filed Tax Returns that UNE may be subject to taxation by that jurisdiction.

(viii)        To the CEG Parties’ Knowledge, UNE has maintained the books and records required to be maintained pursuant to Section 6001 of the Code (as defined in Section 4.1 below) and the rules and regulations thereunder, and comparable laws of the countries, states, counties, provinces, localities and other political divisions wherein they are required to file Tax Returns.

(ix)           UNE has been, since its formation, classified as a partnership for U.S. federal income tax purposes.

(f)            Related Party Transactions.  Other than the Closing Agreements (as defined in Section 4.1 below), as of the Transferred Interest Closing Date, there shall be no binding agreements or understandings of any kind between UNE or any of the UNE Subsidiaries on the one hand, and CEG and any of its Affiliates (as defined in Section 4.1 below) (other than UNE and the UNE Subsidiaries) or any of its or their respective officers, directors or employees on the other hand.

Section 2.3            Representations and Warranties of CEG.  CEG hereby represents and warrants, as of the Transferred Interest Closing Date, as follows:

(a)           To CEG’s Knowledge, the IP includes all the Intellectual Property owned by CEG or any of its Affiliates (other than CENG, UNE and their respective Subsidiaries)

(collectively, the “CEG IP Parties”) that is used in connection with the New Nuclear business as currently conducted.  None of the CEG IP Parties will retain any rights or claims in or to the IP or any other Intellectual Property existing as of the Closing Date used exclusively in connection with the New Nuclear business as currently conducted.

(b)           The CEG IP Parties are the sole legal and beneficial owners of the IP, and EDF or UNE will acquire at the Closing all of the CEG IP Parties’ rights, title and interest in and to the IP free and clear of any and all Liens or licenses granted to third parties by the CEG IP Parties.

(c)           To CEG’s Knowledge, no proceedings or actions are currently pending or threatened that might cause the IP to be opposed, cancelled, revoked, or held unenforceable.  To CEG’s Knowledge, none of the CEG IP Parties have undertaken or arranged to disclose to any third party any material confidential information, trade secrets or know-how included in the IP or any Intellectual Property exclusively used in the New Nuclear business, if any, other than to Areva NP, Inc.

(d)           To CEG’s Knowledge, there are no proceedings or actions currently pending or threatened, claiming that the IP has been infringed or misappropriated.

(e)           To CEG’s Knowledge, there are no proceedings or actions currently pending or threatened claiming that the exploitation of the IP or any other Intellectual Property exclusively used in the New Nuclear business, if any, by the CEG Parties infringes or misappropriates the rights of any third party and, to CEG’s Knowledge, exploitation of the IP or any other Intellectual Property exclusively used in the New Nuclear business, if any, by the CEG Parties does not infringe or misappropriate the rights of any third party.

Section 2.4            Real Property. CENG hereby represents and warrants, as of the Real Estate Transfer Dates, as follows:

(a)           Real Property Rights.  CENG has transferred to UNE any and all real property rights in or to real estate (including title to or other rights to use or access the CCNP-3&4 Site), easements, private or public rights of way, and utilities required to be obtained or maintained by UNE for the development, construction and/or operation of CCNP-3&4 and any leases, subleases, contracts, permits or licenses existing as of the date hereof and appertaining to the CCNP-3&4 Site, and, pursuant to Section 3.2 below shall have transferred on the applicable Real Estate Transfer Date all Real Property Rights with respect to the NMP-3 Site and the Ginna-2 Site (as applicable) to UNE.

(b)           Payment of Taxes.  Each of the CEG Parties, NMPCo (as defined below in Section 3.1(b)(i)) and GinnaCo (as defined below in Section 3.1(b)(ii)) has paid all amounts of real property taxes due (including interest and penalties) except for taxes which are not yet delinquent with respect to the Transferred Sites.

(c)           Compliance with Law.  The Transferred Sites and the use thereof comply in all material respects with all applicable laws, including building and zoning ordinances and codes.  CENG, NMPCo and GinnaCo are not in default or violation of any order, writ, injunction, decree or demand of any Governmental Entity the violation of which could materially adversely affect the Transferred Sites.

(d)           Litigation.  There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Entity or other agency now pending, and to the best of each of CENG, NMPCo and GinnaCo’s Knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened against or affecting CENG, NMPCo, GinnaCo or the Transferred Sites, which alone or in the aggregate, could result in a forfeiture of either of the Transferred Sites or have a material adverse effect on either the value or use of the Transferred Sites.

(e)           Title.  NMPCo and GinnaCo own good fee title to the Transferred Sites, free and clear of all liens except Permitted Liens (as defined in Section 4.1 below).  Except as set forth in Schedule 2.4(e), NMPCo and GinnaCo own good and marketable fee title to any personal property which is situated at the NMP-3 Site and the Ginna-2 Site, respectively, free and clear of all liens except Permitted Liens.

(f)            No Encroachments.  Any buildings on the Transferred Sites lie wholly within the boundaries and building restriction lines of the Transferred Sites, and no improvements on adjoining property encroach upon the Real Properties, and no easements or other encumbrances upon the Transferred Sites encroach upon any improvements, that would, in either case, have a material adverse effect on either the value or marketability of the Transferred Sites.

(g)           Management.  No property management agreements are in effect with respect to the Transferred Sites.

(h)           Condemnation.  No condemnation or taking proceeding has been commenced or, to CENG’s Knowledge, is contemplated with respect to all or any material portion of the Transferred Sites or for the relocation of roadways on land owned by NMPCo or GinnaCo, as applicable, that provides access to the Transferred Sites.

ARTICLE III

POST-CLOSING COVENANTS

Section 3.1            Transfer of NMP-3 Site and Ginna-2 Site.

(a)           CENG shall use commercially reasonable efforts to obtain all Real Property Rights and, if applicable, Necessary Regulatory Approvals for the Transferred Sites and to transfer to UNE all Real Property Rights and, if applicable, Necessary Regulatory Approvals, with respect to the NMP-3 Site and the Ginna-2 Site as soon as reasonably possible after the date hereof, giving due regard to CENG’s right to continue operating and to decommission the present nuclear power facilities at the CCNP-1&2 Site (as defined in Section 4.1 below), the NMP-1&2 Site and the Ginna-1 Site (as each are defined in Section 3.1(b) below).  At the request of UNE, if at any time there is any Real Property Right not possessed by UNE but that is in the possession of CENG or the CEG Parties, the CEG Parties and EDF shall use their commercially reasonable efforts to cause CENG to transfer such Real Property Right to UNE or otherwise ensure that UNE is able to enjoy the full economic benefit of such Real Property Right, in each case as soon as practicable, giving due regard to CENG’s right to continue operating and to decommission the present nuclear power facilities at the CCNP-1&2 Site, the NMP-1&2 Site and the Ginna-1 Site (as each are defined in Section 3.1(b) below).  UNE shall also use its commercially reasonable efforts to provide to NMPCo and GinnaCo such real property rights in its possession as are reasonably necessary for the continued operation and the decommissioning of the present nuclear power facilities at the CCNP-1&2 Site, the NMP-1&2 Site and the Ginna-1 Site.

(b)           On the Real Estate Transfer Date, CEG and EDF agree to cause CENG to transfer to UNE:

(i)            Fee simple title to a site suitable for the Nine Mile Point Plant 3 (the “NMP-3 Site”) to be located on land that is now part of the existing Nine Mile Point 1 & 2 sites described in Exhibit E (the “NMP-1&2 Site”) (together with all associated Real Property Rights and, if applicable, Necessary Regulatory Approvals), such transfer of fee simple title to the NMP-3 Site being made by delivery by Nine Mile Point Nuclear Station, LLC (“NMPCo”) of a quitclaim deed substantially in the form of the Form Deed attached hereto as Exhibit K.  Each of the CENG and UNE acknowledges that a legal metes and bounds description of the NMP-3 Site does not exist as of the date of this Agreement and the CENG and UNE agree to cooperate in good faith to determine the appropriate metes and bounds description for the NMP-3 Site, giving due regard to NMPCo’s present facilities and the property on which such facilities are located (which shall not be transferred) and UNE’s plans to construct a nuclear power plant on the unimproved property of such location; and

(ii)           Fee simple title to a site that could be (but which the Parties acknowledge may not be) suitable for the Ginna Plant 2 (the “Ginna-2 Site”) to be located on land that is now part of the existing Ginna site described in Exhibit F (the “Ginna-1 Site”) (together with all associated Real Property Rights and, if applicable, Necessary Regulatory Approvals), such transfer of fee simple title to the Ginna-2 Site being made by delivery by R.E. Ginna Nuclear Power Plant, LLC (“GinnaCo”) of a quitclaim deed substantially in the form of the Form Deed.  Each of CENG and UNE acknowledges that a legal metes and bounds description of the Ginna-2 Site does not exist as of the date of this Agreement and CENG and UNE agree to cooperate in good faith to determine the appropriate metes and bounds description for the Ginna-2 Site, giving due regard to GinnaCo’s present facilities and the property on which such facilities are located (which shall not be transferred).

(c)           CEG and EDF agree to cause CENG and its Subsidiaries to use commercially reasonable efforts to obtain all approvals, authorizations and consents of, filings and registrations with, and notifications to, all Governmental Entities (including without limitation, the NRC with respect to the subdivision of such Site under 10 CFR § 50.83 and the United States Department of Justice and the United States Federal Trade Commission with respect to any applicable requirements of the HSR and any applicable foreign antitrust, competition or merger control laws, if necessary) required to transfer the Transferred Sites (such approvals, the “Necessary Regulatory Approvals”) and to notify UNE when such approval has been obtained.  Prior to the transfer of the Transferred Sites, all Necessary Regulatory Approvals shall have been obtained or made and shall be in full force and effect and all waiting periods, if any, required by applicable Laws shall have expired.

(d)           CEG and EDF may agree to cause CENG to direct any of the following transfers, as applicable: (i) a transfer of legal and equitable title by NMPCo and GinnaCo to a corporation or limited liability company formed by NMPCo and GinnaCo, followed by transfer by NMPCo and GinnaCo of the shares or membership interests in such company to UNE; or (ii) a transfer of legal and equitable title by NMPCo and GinnaCo to a corporation or limited liability company formed by UNE.  In connection with any such transfer or the transfers contemplated by Section 3.1(a) above, the CEG Parties and EDF shall cause CENG and its Subsidiaries to enter into reciprocal easements and/or common facilities agreements (collectively, the “Easement Agreement”) with UNE (or its designee pursuant to the preceding sentence) in form and substance reasonably satisfactory to CENG and UNE and sufficient to allow CENG and UNE, respectively, to enjoy the full economic benefit of, respectively, (x) the NMP-1&2 Site and the Ginna-1 Site and (y) the Transferred Sites.  Upon good reason, UNE may require CENG to provide a reasonable explanation of the status and current actions being taken with respect to the transfer of the Transferred Sites and, if reasonably requested to do so, the CEG Parties and EDF agree to cause CENG to provide UNE with its contemplated timetable and action plan for receipt of the remaining Necessary Regulatory Approvals to transfer the Transferred Sites.

(e)           The CEG Parties, on the one hand, and EDF, on the other hand, shall each pay or cause to be paid one-half of all sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording, filing or similar Taxes, if any, together with any interest thereon, penalties, fines, costs, fees, additions to Tax or additional amounts with respect thereto (collectively, “Transfer Taxes”) incurred in connection with the purchase and sale of the Transferred Sites.  The CEG Parties shall be responsible for preparing and timely filing any Tax Returns required with respect to any such Transfer Taxes, unless otherwise required by Law.

(f)            If, at any time on or after the date hereof, UNE reasonably determines or is advised by outside counsel that any deed, other instrument of conveyance or transfer, assignment or assurance or other documentation or the taking of any other act is reasonably necessary or proper to vest, perfect or confirm in UNE, its successors or assigns, of record or otherwise, the title to, or Real Property Rights relating to, any of the Transferred Sites, CEG and EDF agree to cause CENG to execute and deliver, or cause to be executed and delivered, all such deeds, instruments, assignments, assurances and documents and to do all things reasonably necessary or proper to vest, perfect or confirm title to such Sites and otherwise to carry out the purposes of this Agreement if and to the extent consistent with the terms herein.

(g)           If at any time on or after the date hereof CENG reasonably determines or is advised by outside counsel that any deed, other instrument of conveyance or transfer, assignment or assurance or other documentation or the taking of any other act is reasonably necessary or proper for CENG to relinquish or release, or confirm such relinquishment or release of, CENG’s title to, or liability for, any of the Sites, UNE agrees to execute and deliver, or cause to be executed and delivered, all such deeds, instruments, assignments, assurances and documents and to do all things reasonably necessary or proper for CENG to relinquish or release, or confirm such relinquishment or release of, CENG’s title to, or liability for, any of the Sites and otherwise to carry out the purposes of this Agreement if and to the extent consistent with the terms herein.

(h)           EDF shall order a title commitment issued by First American Title Insurance Company (the “Title Company”) with respect to each of the Transferred Sites, including in each case legible copies of all of the instruments and documents referenced in the applicable commitment (each a “Land Title Commitment” and, collectively, the “Land Title Commitments”).  The CEG Parties will pay the cost of (i) the Land Title Commitments, (ii) a Survey (as defined in Section 4.1 below) of each of the Transferred Sites and the easements described in the Easement Agreement; (iii) a 2006 American Land Title Association (“ALTA”) title insurance policy with respect to each of the Transferred Sites with all standard exceptions deleted, providing coverage in the amount of the fair market value of the Transferred Sites to be agreed by the Parties within sixty (60) Days of the date of this Agreement and issued pursuant to the Land Title Commitments relating to the Transferred Sites (the “Title Policies”); and (iv) the following endorsements to each of the Title Policies: access, land same as survey, comprehensive (ALTA 9), separate tax lot, environmental protection lien, zoning, utility and location.

(i)            From the date hereof through the date on which title to the Transferred Sites is transferred to EDF or an Affiliate of EDF, none of the CEG Parties or NMPCo or GinnaCo will perform any affirmative act that creates a Lien that is not a Permitted Lien and that remains uncured for a period of thirty (30) days from the date that any of the CEG Parties, NMPCo or GinnaCo first has Knowledge of such Lien, on any of the Transferred Sites.

(j)            Each of the CEG Parties, NMPCo and GinnaCo shall, and shall cause its Affiliates to, supply customary seller/owner affidavits or other documents as may be required by the Title Company as conditions to issuance of the Title Policies (including any of the referenced endorsements thereto) and shall otherwise reasonably cooperate with the Title Company in order to ensure issuance of the same.

(k)           Each of the CEG Parties, NMPCo and GinnaCo shall, and shall cause its Affiliates to ensure that (i) the Transferred Sites have adequate rights of access to dedicated public ways (and make no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights of way or easements) and are adequately served by all public utilities, such as potable water and electric distribution lines, necessary to the contemplated use and enjoyment of the NMP-3 Site (or in the case of the Ginna-2 Site, for general use); provided, however, that the Parties agree that neither CENG nor any of the CEG Parties shall have any responsibility to construct transmission lines or ensure the availability of cooling water to the Transferred Sites, and (ii) no portion of any of the Transferred Sites is part of a tax lot that also includes any real property that is not part of the Transferred Sites.

Section 3.2            Real Estate Transfer Closings.

(a)           The closing of the transfer of the NMP-3 Site and any and all other transactions contemplated thereby (the “NMP-3 Site Closing”) shall occur at the office of Kirkland & Ellis LLP, 655 15th Street, NW, Washington, District of Columbia 20005, unless another location is agreed in writing by the Parties.  The date and time at which the NMP-3 Site Closing actually occurs is hereinafter referred to as the “NMP-3 Site Closing Date.”  The NMP-3 Site Closing shall be deemed effective at 11:59 p.m. (Washington, DC time) on the NMP-3 Site Closing Date.

(b)           The closing of the transfer of the Ginna-2 Site and any and all other transactions contemplated thereby (the “Ginna-2 Site Closing”, and together with the NMP-3 Site Closing, the “Real Estate Transfer Closing” ) shall occur at the office of Kirkland & Ellis LLP, 655 15th Street, NW, Washington, District of Columbia 20005, unless another location is agreed in writing by the Parties.  The date and time at which the Ginna-2 Site Closing actually occurs is hereinafter referred to as the “Ginna-2 Site Closing Date”, and together with the NMP-3 Site Closing Date, the “Real Estate Transfer Date”.  The Ginna-2 Site Closing shall be deemed effective at 11:59 p.m. (Washington, DC time) on the Ginna-2 Site Closing Date.

(c)           On each of the Real Estate Transfer Dates, CEG shall (i) file any applicable real property transfer tax forms together with payment of any amount of Transfer Tax as required by Section 3.1(e) of this Agreement; EDF will join in the execution of any such tax returns and (ii) deliver (or cause the same to be delivered) the following with respect to the NMP-3 Site or the Ginna-2 Site (as applicable) to EDF:

(i)            a duly executed and acknowledged quitclaim deed;

(ii)           if necessary, a customary bill of sale;

(iii)          if necessary, a customary assignment of contracts for contracts covered by the definition of “Real Property Rights;”

(iv)          an affidavit of CEG with respect to mechanics’ liens, rights of parties in possession and such other customary matters as may reasonably be requested by EDF’s title insurer as a condition to its issuing a title insurance policy reasonably satisfactory to EDF;

(v)           a duly executed affidavit of non-foreign status under I.R.C. Section 1445. (FIRPTA);

(vi)          a certified copy of resolutions of CENG, authorizing the execution, delivery and performance by CENG of this Agreement and the documents required to be delivered hereunder;

(vii)         possession of the respective Transferred Site, including all keys thereto in the possession of CEG or its agents;

(viii)        any (i) files, operating reports, plans and specifications relating to the Transferred Sites (ii) other materials related to the operation of the Transferred Sites; and (iii) the originals (or copies where originals are not available) of any contracts and the licenses and permits; and

(ix)           evidence of regulatory approvals required for the transfer of the Transferred Sites.

Section 3.3            Failure to Deliver Transferred Sites. If, with respect to either of the Transferred Sites (i) CEG has not certified to EDF that it has obtained all Real Property Rights with respect to such Transferred Site, free and clear of all Liens other than Permitted Liens and except only for any rights the failure to obtain of which would not have a material adverse effect on the use of such Transferred Site, prior to the date that is eighteen (18) months following the date hereof or (ii) the applicable Real Estate Transfer Closing has not occurred prior to the second anniversary of the date hereof, then, EDF may at is option release CEG from its obligation to deliver such Transferred Site, and retain the Ginna-2 Holdback Shares and/or the NMP-3 Holdback Shares, as applicable, free of any obligation to transfer such shares to CEG hereunder.  If EDF elects to retain the Ginna-2 Holdback Shares and/or the NMP-3 Holdback Shares, as applicable, such retention election shall be the sole and exclusive remedy available to EDF, and CEG shall have no other liability to EDF for the failure to deliver (or obtain free and clear title to the Real Property Rights with respect to) the Ginna-2 Site or the NMP-3 Site, as applicable, or to cause the applicable Real Estate Transfer Closing to occur.  Notwithstanding the foregoing, EDF shall not be entitled to make the aforementioned election and retain the applicable portion of the Ginna-2 Holdback Shares and/or the NMP-3 Holdback Shares, as applicable, if EDF or any of its Subsidiaries, through rights as a member of CENG or through the exercise of the powers of directors of CENG appointed by EDF or its Subsidiaries, prevents or materially impedes CENG’s or its Subsidiaries’ ability to satisfy the requirements for the applicable Real Estate Transfer Closing to occur prior to the second anniversary of the date of this Agreement, or to satisfy the requirements of clause (i) of this Section 3.3 prior to the 18-month anniversary of the date of this Agreement.

Section 3.4            CEG Right of First Offer on Real Properties.

(a)           Except in the case of a Transfer by EDF to one of its Affiliates, prior to the Transfer of the CCNP-3&4 Site (the “CCNP-3&4 Interest”), EDF must deliver a Transfer Notice to CEG at least sixty (60) Days prior to the proposed Transfer.  CEG shall have the option to purchase all of the CCNP-3&4 Interest for the cash purchase price set forth in the Transfer Notice and pursuant to the other terms and conditions set forth in this Agreement.  CEG shall have sixty (60) Days from receipt of the Transfer Notice (the “Transfer Acceptance Period”) in which to exercise its option to purchase all of the CCNP-3&4 Interest pursuant to this Section 3.4(a) by providing written notice of exercise of the option to EDF.

(b)           In the event that, at the end of the Transfer Acceptance Period, CEG has not elected to purchase all of the CCNP-3&4 Interest, then EDF shall be free to consummate the transaction described in the Transfer Notice, provided, that within 90 Days after the end of the Transfer Acceptance Period, a definitive agreement is executed for the sale of the CCNP-3&4 Interest, and the terms and conditions (including price) in such agreement are no more favorable to the purchaser than those set forth in the Transfer Notice.  Prior to the execution of such definitive agreement, EDF shall not grant exclusivity to a prospective third party purchaser to the extent such grant of exclusivity would prohibit or restrict EDF from entertaining, negotiating or accepting an offer by CEG in respect of the CCNP-3&4 Interest.  In the event CEG exercises the option to purchase under Section 3.4(a), but CEG fails to tender the required consideration at the closing, in addition to being entitled to complete the proposed transaction, EDF shall have all rights and remedies against CEG available for breach of contract.

(c)           The parties shall use their reasonable efforts to close any purchase under Section 3.4 as promptly as possible after (i) CEG provides written notice of the exercise of its option under Section 3.4(a) or (ii) EDF executes a definitive agreement as contemplated by Section 3.4(b), as applicable.  At the closing, EDF shall deliver to the purchaser an executed assignment of the CCNP-3&4 Interest, and the purchaser shall deliver the purchase price in cash or immediately available funds.  EDF and the purchaser each shall execute and deliver such other documents as may reasonably be requested by the other.  If the closing of any purchase by CEG under Section 3.4(a) does not occur within one (1) year after the expiration of the Transfer Acceptance Period, then the right to close on the purchase shall lapse and EDF may sell the CCNP-3&4 Interest proposed to be Transferred in accordance with Section 3.4(b) (on terms and conditions (including price) no more favorable to the purchaser than those set forth in the Transfer Notice) as if CEG had elected not to purchase EDF’s interests.

Section 3.5            Asset Transfer Agreement.  At and as of the Transferred Interest Closing Date, EDF and UNE agree that the Transfer Agreement (as defined in Section 4.1 below) shall terminate and shall be of no further force or effect.

Section 3.6            Acknowledgment of Termination of Membership.  EDF and UNE acknowledge that, at and as of the Transferred Interest Closing Date, CNN will cease to be a member of UNE.

Section 3.7            Releases.

(a)           Notwithstanding Section 9.1(d) of the Operating Agreement, which the Parties hereby waive, EDF and UNE, for themselves and their respective Affiliates, predecessors, successors in interest, assigns, equityholders, members, partners, principals, officers, directors, attorneys, agents and other representatives (collectively, but excluding the CEG Release Parties, the “EDF Release Parties”) hereby, as of the Transferred Interest Closing Date, absolutely and irrevocably release and forever discharge the CEG Parties, together with their respective Affiliates, predecessors, successors in interest, assigns, equityholders, members, partners, principals, officers, directors, attorneys, agents and other representatives (collectively, the “CEG Release Parties”), and the CEG Release Parties hereby, as of the Transferred Interest Closing Date, absolutely and irrevocably release and forever discharge the EDF Release Parties, other than with respect to a breach by one or more of the CEG Release Parties or one or more of the EDF Release Parties (as applicable) of this Agreement or the agreements entered into pursuant to this Agreement (including the Transition Agreements), from liability for any Losses:

(i)            in each case, for the period prior to and including the Transferred Interest Closing, to the extent arising out of, or under, or relating to: (a) the operations or ownership of UNE, (b) the obligations of the EDF Release Parties or CEG Release Parties under the Operating Agreement, (c) any operations or practices of UNE, CNN or EDF that may have differed from the manner of operations or practices of UNE or either of the members thereof as provided in the Operating Agreement, (d) any other liabilities or commitments associated with UNE; and

(ii)           with respect to the CEG Release Parties only, all contract termination costs associated with UNE’s operations or practices,

whether or not known now, heretofore or hereafter, whether anticipated or unanticipated, suspected or claimed, fixed or contingent, whether accrued or not and whether damage has yet resulted from such or not, which any of the EDF Release Parties or CEG Release Parties had, have or may ever have against the CEG Release Parties or EDF Release Parties, respectively, or any of them.

For the avoidance of doubt, but without prejudice to the covenants contained in this Agreement, as of the Transferred Interest Closing Date, CNN shall no longer have any obligations under the Operating Agreement or the Transfer Agreement.

(b)           EDF and EDFI hereby undertake to use their commercially reasonable efforts to terminate the UNE Guarantees (as defined below in Section 4.1) below as soon as practicable after the date hereof.

Section 3.8            Non-Competition.  Each of the CEG Parties agrees (on behalf of itself and on behalf of its Affiliates) that, from and after the Transferred Interest Closing, through the date that is twenty-four (24) months after the Transferred Interest Closing, neither it nor any of its

Affiliates shall, directly or indirectly, Participate in any New Nuclear (as defined in Section 4.1 below) project.  Accordingly, without limiting the generality of the foregoing, each of the CEG Parties agrees that, from and after the date hereof through the date that is twenty-four (24) months after the Transferred Interest Closing, it will not (and will cause each of its Affiliates not to), without the prior written consent of EDF, directly or indirectly: (i) solicit any Person who is a client or customer of UNE, EDF (or any of EDF’s Affiliates) for the purposes of any New Nuclear project; or (ii) engage in, Participate in or carry on any business related to a New Nuclear project; or (ii) have any direct or indirect financial interest in any Person (except for ownership of up to five percent (5%) of any class of the issued and outstanding securities of a corporation that is traded on a national securities exchange or in the over-the-counter market) that engages in any material respect in any New Nuclear project that is outside the utility rate base (or similar regulatory structure); provided that nothing in this Section 3.8 shall restrict the CEG Parties and their Affiliates in acquiring, being acquired by or merging with any Person involved in any New Nuclear project.

Section 3.9            Inadvertent Omission.

(a)           In the event that the Parties identify after the Transferred Interest Closing Date any Intellectual Property (other than the IP or any commercially available software and products) that is used exclusively in connection with the New Nuclear business (the “Omitted Intellectual Property”) and that is owned by the CEG IP Parties as of the date hereof, then, as soon as practicable after written notice is provided by EDF to CEG, such Omitted Intellectual Property shall be assigned, or shall be caused to be assigned, to the assignee designated by EDF.  Until such date when the assignment of any such Omitted Intellectual Property is in effect and, to the extent applicable, recorded with any applicable Governmental Entity, the CEG IP Parties hereby grant to such assignee, as of the date hereof, an exclusive, irrevocable, royalty-free, worldwide, perpetual license in, to and under such Omitted Intellectual Property with the right to assign and sublicense such rights.  In the event the Parties identify after the Transferred Interest Closing Date any Omitted Intellectual Property that is not owned by the CEG IP Parties, the CEG IP Parties agree, upon receipt of written notice from EDF or UNE, to use commercially reasonable efforts to provide access for UNE to use such Omitted Intellectual Property on the same terms as UNE used such Omitted Intellectual Property before the Transferred Interest Closing Date.

(b)           In the event that any Intellectual Property (other than the IP or any commercially available software or products) that is not used exclusively in connection with the New Nuclear business (the “Shared Intellectual Property”) is owned by the CEG IP Parties as of the date hereof and is not included in the IP then the CEG IP Parties hereby grant to UNE, as of the date hereof, a non-exclusive, royalty-free, worldwide, perpetual license in, to and under any Shared Intellectual Property (with the right to assign and sublicense such rights to Subsidiaries of UNE).  In the event that the Parties identify after the Transferred Interest Closing Date any Shared Intellectual Property that is not owned by the CEG IP Parties, the CEG IP Parties agree, upon receipt of written notice from EDF or UNE, to use commercially reasonable efforts to seek access for UNE to use such Shared Intellectual Property on the same terms as UNE used such Shared Intellectual Property before the Transferred Interest Closing Date.

ARTICLE IV

MISCELLANEOUS

Section 4.1            Defined Terms; Interpretations.  The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Administrative Services Agreement Amendment” shall mean a duly and validly executed Amendment No. 1 to that certain Administrative Service Agreement, dated as of September 17, 2010, by and between CENG and UNE, the terms of which are set forth in Exhibit D attached hereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with, such Person.

“Agreement” has the meaning set forth in the Preamble hereof.

“Allocated Services Agreement Amendment” shall mean Amendment No. 1 to that certain Administrative Services Agreement for Allocated Services, dated as of August 25, 2010, by and between CEG and UNE, the terms of which are set forth in Exhibit B attached hereto.

“ALTA” has the meaning set forth in Section 3.1 hereof.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement, duly and validly executed by CNN, and otherwise sufficient to vest in EDF good and valid title to the Membership Interests in the form attached as Exhibit L hereto.

“Business Day” shall mean any working day in France and the United States other than a Saturday, a Sunday or a day on which banks located in Paris, France or New York, New York, United States of America generally are authorized or required by applicable Law to close.

“CCNP-1&2” means the Calvert Cliffs Nuclear Plants 1 and 2 site described in Exhibit I hereto.

“CCNP-3&4 Site” means the Calvert Cliffs Nuclear Plants 3 and 4 site described in Exhibit G hereto.

“CEG” has the meaning set forth in the Preamble hereof.

“CEG IP Parties” has the meaning set forth in Section 2.3(a) hereof.

“CEG Parties” has the meaning set forth in the Preamble hereof.

“CEG Release Parties” has the meaning set forth in Section 3.7(a) hereof.

“CENG” has the meaning set forth in the Preamble hereof.

“Closing Agreements” shall mean the IP Transfer Agreement, the Assignment and Assumption Agreement and the Transition Agreements.

“CNN” has the meaning set forth in the Preamble hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“COL” means a combined construction and operating license granted by the NRC or the equivalent license granted by Canadian authorities.

“COLA” means a combined construction and operating license application that has been or will be filed with the NRC or the equivalent application made to Canadian authorities.

“Day” means a calendar day.

“Direct Charged Services Agreement Amendment” shall mean Amendment No. 1 to that certain Administrative Service Agreement for Direct Charged Services, dated as of August 25, 2010, by and between CEG and UNE, the terms of which are set forth in Exhibit C attached hereto.

“EDF” has the meaning set forth in the Preamble hereof.

“EDFI” has the meaning set forth in the Preamble hereof.

“EDF Parties” means EDF and EDFI.

“EDF Release Parties” has the meaning set forth in Section 3.7(a) hereof.

“Final Allocation Schedule” has the meaning set forth in Section 1.4 hereof.

“Financial Statements” shall mean the audited consolidated balance sheet of UNE and the UNE Subsidiaries as of December 31, 2009 and the related audited consolidated income statement and statement of cash flows for the annual periods then ended, including all notes thereto.

“Ginna-1 Site” has the meaning set forth in Section 3.1(b)(ii) hereof.

“Ginna-2 Holdback Shares” has the meaning set forth in Section 1.4 of the Master Agreement.

“Ginna-2 Site” has the meaning set forth in Section 3.1(b)(ii) hereof.

“Ginna-2 Site Closing” has the meaning set forth in Section 3.2(b) hereof.

“Ginna-2 Site Closing Date” has the meaning set forth in Section 3.2(b) hereof.

“Governmental Entity” shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative, governmental or regulatory body, commission or authority (including any self-regulatory organization).

“HSR” means the Hart-Scott Rodino Antitrust Improvements Act of 1976.

“Indemnified Party” has the meaning set forth in Section 4.2(e) hereof.

“Indemnifying Party” has the meaning set forth in Section 4.2(e) hereof.

“Intellectual Property” shall mean all intellectual property rights anywhere in the world, whether registered or not, including all rights in and to (i) inventions (whether patentable or not), patents or utility models, (ii) know how, trade secrets and confidential information, including technical information, drawings, formulae, testing procedures and test results, project reports, information relating to the working of any product, process, invention, improvement or development, instruction and training manuals, work product associated with applications to the US Department of Energy or NRC, (iii) trade and service marks, logos and trade names, (iv) domain names, (v) copyrights, including in software, (vi) industrial designs and design patents, (vii) databases, (viii) the topography of semiconductors and mask works; in each case, together with the goodwill attaching thereto, any applications for registration and registrations of any of the foregoing.

“IP” has the meaning set forth in the Recitals hereof.

“IP Transfer Agreement” shall mean a duly and validly executed agreement, the terms of which are set forth in Exhibit H attached hereto, transferring to EDF or UNE all of CEG’s and its Affiliates’ right, title and interest in and to the IP.

“Knowledge”, with respect to each Party, shall mean the actual knowledge of any executive officer of such Party.

“Land Title Commitment” has the meaning set forth in Section 3.1(h) hereof.

“Laws” shall mean, for any Person, all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, certificates of authority, judgments, decrees and bodies of law, in each case of or by any Governmental Entity, to which the Person or any of its business is subject.

“Licenses” shall mean any approval, authorization, concession, consent, registration, franchise, license, permit, concession or certificate issued by any Governmental Entity.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, claim, defect, objection, option, proxy, voting trust, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement, upon or with respect to any property or asset of such Person (including in the case of equity securities, stockholder or limited liability company agreements, voting trust agreements and all similar arrangements, other than the Operating Agreement).

“Losses” shall mean any and all claims, actions, causes of action, demands, debts, liens, contracts, agreements, promises, representations, torts, costs, legal fees, monies, obligations, judgments, damages or liabilities of any nature and kind and whether in law, equity, contract, tort or otherwise.  Any Losses shall be calculated and determined by reference to the Membership Interests being transferred under this Agreement, and shall not include, for the avoidance of doubt, any adverse effects or consequences of the initial 50% limited liability company interests of UNE owned by EDF prior to the consummation of the transactions contemplated by this Agreement.  Any diminution in value of EDF Inc.’s equity interest in CENG that results from the payment of an indemnity by CENG under this Agreement shall be deemed to be a Loss incurred by EDF.

“Master Agreement” means that certain agreement, dated as of October 26, 2010, by and between Electricité de France, S.A. and CEG.

“Membership Interests” has the meaning set forth in the Recitals hereof.

“Necessary Regulatory Approvals” has the meaning set forth in Section 3.1(c) hereof.

“New Nuclear” means activities or assets relating to the development, deployment and operation of a new nuclear power generating facility in the U.S. or Canada (other than all activities relating to NuStart as it is currently being operated) for which a COLA had not been accepted for filing by the NRC as of July 20, 2007 and which has not reached its commercial operation date.  Solely providing nuclear fuel or nuclear fuel-related services to a project does not constitute a part of New Nuclear even if the project is a New Nuclear project.

“NMP-1&2 Site” has the meaning set forth in Section 3.1(b)(i) hereof.

“NMP-3 Holdback Shares” has the meaning set forth in Section 1.4 of the Master Agreement.

“NMP-3 Site” has the meaning set forth in Section 3.1(b)(i) hereof.

“NMPCo” has the meaning set forth in Section 3.1(b)(i) hereof.

“NRC” shall mean the U.S. Nuclear Regulatory Commission or any successor agency.

“NuStart” means NuStart Energy Development, LLC, a Delaware limited liability company, of which CEG and EDF are members.  The business of NuStart includes supporting the pursuit of two COLs through the NRC.  NuStart will not construct or own nuclear power plants.

“Operating Agreement” has the meaning set forth in the Recitals hereof.

“Participation” means, with respect to a particular New Nuclear project, any direct or indirect investment, provision of services or licensing of intellectual property or know-how, and the terms “Participate” and “Participating” shall have correlative meanings.  Solely providing nuclear fuel or nuclear fuel-related services to a project does not constitute Participation in a project.

“Party” has the meaning set forth in the Preamble hereof.

“Permitted Liens” means (i) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided no such lien is in imminent danger of foreclosure and adequate reserves have been made; (ii) zoning ordinances and easements for public utilities, rights of way and other similar encumbrances that do not, individually or in the aggregate, materially detract from the value of, or materially interfere with, the contemplated use of the NMP-3 Site or general uses in the case of the Ginna-2 Site; (iii) encumbrances that are in the public record, provided such encumbrances do not, individually or in the aggregate, materially detract from the value of, or materially interfere with the occupancy of, the applicable Transferred Site or, the contemplated use of the NMP-3 Site (or general uses in the case of the Ginna-2 Site); (iv) materialmen’s liens, mechanics’ liens, and similar liens if either the underlying obligations are not more than 30 days past due or such lien is being contested in good faith, provided that no such lien is in imminent danger of foreclosure and adequate reserves have been made; (v) liens, claims, encumbrances and restrictions which will be released, or caused to be released, by the CEG Parties, NMPCo or GinnaCo as of the applicable Real Estate Transfer Date.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Proposed Allocation Schedule” has the meaning set forth in Section 1.4 hereof.

“Purchase Price” has the meaning set forth in Section 1.2 hereof.

“Real Estate Transfer Closing” has the meaning set forth in Section 3.2(b) hereof.

“Real Estate Transfer Date” means, with respect to a Transferred Site, the date that is five(5) Business Days after all of the necessary Real Property Rights and, if applicable, all of the Necessary Regulatory Approvals, have been obtained in respect of the transfer hereunder of the applicable Transferred Site (and which shall be the date on which such Transferred Site is transferred pursuant to Section 3.1 hereof).

“Real Property Rights” means, (a) with respect to the NMP-3 Site, all rights in or to real estate (including title to or other rights to use or access the relevant Transferred Site), easements, private or public rights of way, and utilities required to be obtained or maintained by UNE for the development, construction and/or operation of the Nine Mile Point Plant 3 and any leases, subleases, contracts, permits or licenses existing as of the relevant Real Estate Transfer

Date and appertaining to the NMP-3 Site, and (b) with respect to the Ginna-2 Site, such rights in or to real estate (including title to or other rights to use or access the relevant Transferred Site), easements, private or public rights of way, and utilities required to access, occupy and use the property for general purposes (using commercially reasonable efforts to take into account those that would be required to be obtained or maintained by UNE for the development, construction and/or operation of a nuclear generation facility) and any leases, subleases, contracts, permits or licenses existing as of the relevant Real Estate Transfer Date and appertaining to the Ginna-2 Site.

“Rules” has the meaning set forth in Section 4.9(a) hereof.

“Secondment Agreement Amendment” shall mean a duly and validly executed Amendment No. 1 to that certain Secondment and Assignment Agreement, dated as of January 21, 2008, by and between CENG and UNE, the terms of which are set forth in Exhibit J attached hereto.

“Subsidiary” means with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).  For the avoidance of doubt, for purposes of this Agreement, CENG shall be deemed to be a Subsidiary of CEG.

“Survey” shall mean, as to each of the Transferred Sites, an ALTA/ACSM survey thereof: (i) made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and NSPS in 2005, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 11(b), 13, 14, 16, 17, 18, 20, 21 and 22 of Table A thereof and such other items, if any, necessary to cause the Title Company to issue the Title Policy with the survey exceptions removed, (ii) prepared by a professional surveyor licensed in the state in which the real property is located and (iii) containing a surveyor’s certification to EDF and the Title Company that the Survey conforms to the referenced minimum standard detail requirements and classifications and such other items, if any, necessary to cause the Title Company to issue the Title Policy with the survey exceptions removed.

“Tax” means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, capital stock, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add on minimum, estimated, or other tax, fee, assessment or charge of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or any other basis, whether disputed or not, and including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing.

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Governmental Entity with respect to Taxes.

“Third Party Claim” has the meaning set forth in Section 4.2(e) hereof.

“Title Company” has the meaning set forth in Section 3.1(h) hereof.

“Title Policies” has the meaning set forth in Section 3.1(h) hereof.

“Transfer” means, when used as a noun, any direct or indirect voluntary or involuntary sale, hypothecation, pledge, assignment, attachment or other transfer, including a transfer resulting from a merger, consolidation, assignment of assets or other similar transaction, and, when used as a verb, means voluntarily or involuntarily to sell, hypothecate, pledge, assign or otherwise transfer.

“Transfer Agreement” means that certain Asset Transfer Agreement, dated as of July 20, 2007, by and between Constellation Generation Group, LLC, and UNE.

“Transferred Interests” has the meaning set forth in the Recitals hereof.

“Transferred Interest Closing” has the meaning set forth in Section 1.3 hereof.

“Transferred Interest Closing Date” has the meaning set forth in Section 1.3 hereof.

“Transferred Sites”  shall mean, collectively, the NMP-3 Site and the Ginna-2 Site.

“Transition Agreements” shall mean the Allocated Services Agreement Amendment, the Direct Charged Services Agreement Amendment, the Administrative Services Agreement Amendment, and the Secondment Agreement Amendment.

“U.S. GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“UNE” has the meaning set forth in the Preamble hereof.

“UNE Guarantees” means any guarantees in favor of UNE that will remain outstanding after the Transferred Interest Closing.

Section 4.2                                   Survival of Representation and Warranties; Indemnification.

(a)                                  The representations and warranties of the Parties contained in Section 2.1 of this Agreement shall survive the Transferred Interest Closing hereunder;

(b)                                 The representations and warranties contained in Section 2.2 hereof shall survive until the date that is eighteen (18) months after the Transferred Interest Closing; provided, however, that:

(i)                                     the representations and warranties contained in Section 2.3 will survive until the date that is thirty-six (36) months after the Transferred Interest Closing;

(ii)                                  The representations and warranties contained in Section 2.4 will survive until the date that is eighteen (18) months after the later to occur of the NMP-3 Site Closing and the Ginna-2 Site Closing; and

(iii)                               The representations and warranties contained in Section 2.2(e) will survive until the expiration of the period of the applicable statute of limitations (taking into account any tolling periods and extensions) after the Transferred Interest Closing;

(c)                                  The CEG Parties shall jointly and severally defend, indemnify and hold harmless the EDF Release Parties from and against any and all Losses arising out of (i) any inaccuracy or breach of any representation or warranty made by any of the CEG Parties in Article II hereof, or (ii) any breach of any covenant made by any of the CEG Parties hereunder.

(d)                                 The EDF Parties shall jointly and severally defend, indemnify and hold harmless the CEG Release Parties from and against any Losses arising out of (i) any inaccuracy or breach of any representation or warranty made by it in Article II hereof, (ii) any breach of any covenant made by it hereunder, or (iii) claims made under the UNE Guarantees.

(e)                                  If any Person who has the right to be indemnified under Sections 4.2(c) or 4.2(d) (the “Indemnified Party”) receives notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought hereunder (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Section 4.2, the Indemnified Party shall as promptly as practicable provide the party that has agreed to indemnify hereunder (the “Indemnifying Party”) with notice in writing of the Third Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is materially prejudiced as a result thereof.  The Indemnifying Party shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnifying Party; provided that the Indemnifying Party shall not be entitled to assume the defense of a Third Party Claim to the extent that the Indemnified Party reasonably determines that it has defenses, claims or positions that are unique, separate or distinct from the defenses, claims or positions that might be available to other Persons relating to such Third Party Claim (such as jurisdictional defenses).  Such defense shall be conducted through counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party.  Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Indemnifying Party is conducting the defense of the Third Party Claim, the Indemnified Party shall be entitled, at its own expense, to retain separate counsel and participate in the defense of such Third Party Claim.  The Indemnifying Party will keep the Indemnified Party informed of all material developments relating to or arising in connection with such Third Party Claim.

(f)                                    In the event that (i) the Indemnifying Party fails to so assume the defense of any Third Party Claim within 30 days after receipt of notice thereof from the Indemnified Party, or (ii) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual conflicting interests between them, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim and, if such Third Party Claim is one for which the Indemnified Party is entitled to be indemnified under this Section 4.2, such defense of such Third Party Claim shall be at the expense and for the account of the Indemnifying Party.

(g)                                 The Indemnifying Party shall be required to obtain the prior written consent of the Indemnified Party before consenting to any judgment, entering into or making any settlement, compromise or discharge of any Third Party Claim or any liability in respect thereof; provided that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party may, without the consent of the Indemnified Party, consent to any judgment, enter into any settlement, compromise or discharge of such Third Party Claim which by its terms obligates the Indemnifying Party to pay all monetary amounts in connection with such Third Party Claim and unconditionally releases the Indemnified Party from all liability in connection with such Third Party Claim and that (i) does not involve any injunctive or other equitable relief which would be imposed against the Indemnified Party.

(h)                                 The Indemnified Party shall in no event be entitled to consent to any judgment, entering into or making of any settlement, compromise or discharge of any Third Party Claim or liability in respect thereof without either (i) obtaining the prior written consent of the Indemnifying Party, or (ii) being deemed to have irrevocably waived and released any right to seek indemnification hereunder in respect of such Third Party Claim or liability in respect thereof.

(i)                                     Maximum Recovery.  The maximum amount recoverable by the EDF Release Parties under Section 4.2(c)(i) (in respect of representations made by any of the CEG Parties in Article II (other than representations made in Sections 2.1(a)-2.1(c) and Section 2.2(a)), in the aggregate, shall be equal to sixty million United States dollars (US$60 million).

Section 4.3                                   Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives; provided that no Party may assign its rights or obligations under this Agreement to any Person without the prior written consent of all other Parties hereto, which consent shall not be unreasonably withheld or delayed.

Section 4.4                                   Entire Agreement.  This Agreement, along with the exhibits and schedules hereto, contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

Section 4.5                                   Notices.  All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

(i)	if to UNE, to:

UniStar Nuclear Energy, LLC
750 East Pratt Street, 14th Floor
Baltimore, Maryland 21202
Phone: (410) 470-4455
Fax: (443) 213-6454
Attention: George Vanderheyden

(ii)	if to CNN, CENG or CEG, to:

c/o Constellation Energy Group, Inc.
750 East Pratt Street, 18th Floor
Baltimore, Maryland 21202
Phone: (410) 470-3011
Fax: (410) 470-5766
Attention: Charles A. Berardesco

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
655 15th Street, NW
Washington, DC 20005
Phone: (202) 879-5000
Fax: (202) 879-5200
Attention: George P. Stamas and Mark D. Director

(iii)	if to EDF, to:

EDF Inc.
5404 Wisconsin Avenue, Suite 400
Chevy Chase, MD 20815
Phone: (202) 744-8019
Fax: (202) 744-8049
Attention: Alexander Daniels

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Phone: (212) 225-2000
Fax: (212) 225-3999
Attention: Neil Q. Whoriskey and Pierre-Yves Chabert

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a Party as shall be specified by like notice).  Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

Section 4.6                                   Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 4.7                                   Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 4.8                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.9                                   Dispute Resolution.

(a)                                  With the sole and exclusive exception provided for in part (b) of this Section 4.9, in the event of any dispute arising out of or in connection with this Agreement, including any dispute regarding its existence, breach, termination or validity, each Party shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement (including as to existence, breach, termination and validity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with said Rules.  The place of the pre-arbitral referee procedure and of the arbitration procedure shall be New York, New York, United States of America.  The proceedings before the arbitral tribunal (including with respect to the Pre-Arbitral Referee Procedure) shall be governed by the Rules.  The rules of law to be applied by the arbitral tribunal to the merits of the dispute shall be the rules of law of the State of New York.  The language of the arbitration shall be English.  Evidence shall be provided in English and pleadings shall be done in English.   The arbitral tribunal shall render its decision within six months from the date of signature of the terms of reference.  Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding.  Without limiting the authority conferred on the arbitral tribunal by this Agreement and the Rules, the arbitral tribunal shall have the authority to award specific performance.  The Parties waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal.  The Parties hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York sitting in the Borough of Manhattan, and agree not to raise any objection to venue in such court, with respect to the enforcement of this Section 4.9(a) and any application to confirm, vacate or modify the decision or award of the arbitration tribunal.  The Parties agree that, once confirmed, the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found.

(b)                                 In the event of any dispute arising out of or in connection with any Party’s failure to close or failure hereunder to abide by any of the covenants contained herein to the extent such covenants are to be performed at or prior to either the Transferred Interest Closing or either of the Real Estate Transfer Closings, the Parties acknowledge and agree that any remedy at law for any such failure would be inadequate and that each of them, respectively, will be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure to close or abide by any of the covenants contained herein to the extent such covenants are to be performed at or prior to either the Transferred Interest Closing or either of the Real Estate Transfer Closings, without any requirement on the Party demanding such specific performance, injunctive relief or other equitable remedies to post a bond or any other surety.  The federal and state courts of the State of New York sitting in the Borough of Manhattan shall have exclusive jurisdiction with respect to a request for specific performance, injunctive relief or other equitable remedies pursuant to this Section 4.9(b), and the Parties hereby submit to the jurisdiction of such courts and agree not to raise any objection to venue in such courts, this being in addition to any other remedy to which they are entitled at Law or in equity without prejudice to any other rights or remedies that may otherwise be available to such other Party.  Exercise of remedies under this Section 4.9(b) shall not preclude the exercise of remedies under Section 4.9(a) (other than remedies of specific performance under Section 4.9(a) in connection with any Party’s failure to close or failure hereunder to abide by any of the covenants contained herein to the extent such covenants are to be performed at or prior to either the Transferred Interest Closing or either of the Real Estate Transfer Closings).

Section 4.10                            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.11                            Amendment and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  Any Party may (i) extend the time for the performance of any of the obligations or any other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (iii) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 4.12                            Mutual Assistance.  Each of the Parties hereto agrees to use its commercially reasonable efforts to mutually cooperate and assist each other in filing any reports, notices and other filings with any Governmental Entity required to be jointly submitted by any of the Parties hereto in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby, and shall use its commercially reasonable efforts prepare and provide such information as may be necessary in connection with any such report, notice or other filing, including any Tax-related filings.

Section 4.13                            Further Assurances.  Each of the Parties hereto shall execute and deliver such further instruments and take such additional action as any other Party may reasonably request to effect or consummate the transactions contemplated hereby.

Section 4.14                            Current Agreements.  The Parties agree that all existing agreements between or among the Parties and their respective Subsidiaries are set forth in Exhibit M hereto.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

CONSTELLATION NEW NUCLEAR, LLC

By:
Name:
Title: Authorized Signatory

EDF INC.

By:
Name:
Title: Authorized Signatory

EDF INTERNATIONAL, S.A.

By:
Name:
Title: Authorized Signatory

(With respect to Section 4.2 only)

UNISTAR NUCLEAR ENERGY, LLC

By:
Name:
Title: Authorized Signatory

CONSTELLATION ENERGY GROUP, INC.

By:
Name:
Title: Authorized Signatory

(With respect to Section 2.3, Article III and Section 4.2 only)

CONSTELLATION ENERGY NUCLEAR GROUP, LLC

By:
Name:
Title: Authorized Signatory

(With respect to Section 2.4, Article III and Section 4.2 only)

Exhibits and Schedules to Purchase and Sale Agreement

Exhibit A	Intellectual Property List

Exhibit B	Allocated Services Agreement Amendment

Exhibit C	Direct Charged Services Agreement Amendment

Exhibit D	Administrative Services Agreement Amendment

Exhibit E	NMP-1 & 2 Site

Exhibit F	Ginna-1 Site

Exhibit G	CCNP-3 & 4 Site

Exhibit H	IP Transfer Agreement

Exhibit I	CCNP-1 & 2 Site

Exhibit J	Secondment Agreement Amendment

Exhibit K	Deed

Exhibit L	Assignment and Assumption Agreement

Exhibit M	Current Agreements

Schedule 2.2(c)	Litigation

Schedule 2.2(e)	Tax

Schedule 2.4(e)(ii)	Real Property

The registrant will furnish supplementally a copy of the omitted exhibits and schedules to the Commission upon request.

Exhibit F

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of October [•], 2010, by and among EDF Inc. (f/k/a EDF Development Inc.), a Delaware corporation (“EDFD”), E.D.F. International S.A. (f/k/a Electricité de France International, S.A.), a société anonyme organized under the laws of France (“EDFI”) and Constellation Energy Group, Inc., a Maryland corporation (“Constellation”, and together with EDFD and EDFI, the “Parties”).

W I T N E S S E T H :

WHEREAS, on October [•] 2010, Constellation and Electricité de France, S.A. entered into a Master Agreement, whereby Constellation agreed, among other things, to terminate, and Electricité de France, S.A. agreed to cause its subsidiaries to terminate, the Amended and Restated Investor Agreement dated December 17, 2008 by and between Constellation and EDFI (the “Amended and Restated Investor Agreement”) and the Stock Purchase Agreement dated December 17, 2008, by and among Constellation, EDFD and EDFI (the “Stock Purchase Agreement”); and

WHEREAS, the Parties desire to terminate the Amended and Restated Investor Agreement and the Stock Purchase Agreement as provided in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

TERMINATION

Section 1.1            Termination of the Amended and Restated Investment Agreement and Stock Purchase Agreement.  The Parties hereby immediately, irrevocably and unconditionally terminate in full the Amended and Restated Investment Agreement and the Stock Purchase Agreement, which shall henceforth be null and void, and each Party for itself and its Affiliates (as defined below), predecessors, successors in interest, assigns, equityholders, members, partners, principals, officers, directors, attorneys, agents and other representatives hereby absolutely and irrevocably releases and forever discharges the other parties to the Amended and Restated Investment Agreement and the Stock Purchase Agreement, together with their respective Affiliates, predecessors, successors in interest, assigns, equityholders, members, partners, principals, officers, directors, attorneys, agents and other representatives from liability for any and all claims, actions, causes of action, demands, debts, liens, contracts, agreements, promises, representations, torts, costs, legal fees, monies, obligations, judgments, damages or liabilities of any nature and kind and whether in law, equity, contract, tort or otherwise (“Losses”), in each case to the extent arising out of, or under, or relating to the Amended and Restated Investment Agreement, the Stock Purchase Agreement, the purchase of any

Constellation securities prior to the date hereof or the Parties’ capacities as shareholders prior to the date hereof of  one another, whether or not known now, heretofore or hereafter, whether anticipated or unanticipated, suspected or claimed, fixed or contingent, whether accrued or not and whether damage has yet resulted from such or not, which such party had, has or may ever have.  For purposes of this Agreement, “Affiliate” means, with respect to any Person (as defined in Section 2.1(c)), any other Person directly or indirectly controlled by, controlling or under common control with, such Person.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Parties.  Each of Constellation, EDFD and EDFI hereby represents and warrants to the other, as of the date hereof, as follows:

(a)           Organization.  Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted.

(b)           Due Authorization.  Such Party has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Party of this Agreement, and the consummation by such Party of the transactions contemplated hereby and thereby (i) are within the power and authority of such Party and (ii) have been duly authorized by all necessary action on the part of such Party.  This Agreement constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

(c)           Consents; No Violations.  Neither the execution, delivery or performance by such Party of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or a violation of, constitute a default under or give any third party the right to terminate or accelerate any obligation under any provision of (A) the organizational or governing documents of such Party, (B) any indenture, mortgage, loan agreement or material lease or any other material agreement to which such Party is a party or its assets are bound, (C) any material judgment, order or decree applicable to any such Party or its assets, or (D) any Law (as defined below) applicable to such Party or its assets, or (ii) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity (as defined below) or any other Person (as defined below).  For purposes of this Agreement, (i) “Governmental Entity” shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative, governmental or regulatory body, commission or authority (including any self-regulatory organization); (ii) “Law” shall mean, for any Person, all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, certificates of authority, judgments, decrees and bodies of law, in each case of or by any Governmental Entity, to which such Person or any of its business is subject; and (iii) “Person” shall mean any individual, firm, corporation, limited liability

2

company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(d)           Litigation.  There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to such Party’s Knowledge (as defined below), threatened against such Party, at law or in equity, before or by any governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof.  For purposes of this Agreement, “Knowledge”, with respect to each Party, shall mean the actual knowledge of any executive officer of such Party.

ARTICLE III

MISCELLANEOUS

Section 3.1            Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives.

Section 3.2            Entire Agreement.  This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

Section 3.3            Notices.  All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

(i)	if to Constellation, to:

Constellation Energy Group, Inc.
750 East Pratt Street, 18th Floor
Baltimore, Maryland 21202
Phone: (410) 470-3011
Fax: (410) 470-5766
Attention: Charles Berardesco

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
655 15th Street, NW
Washington, DC 20005

3

Phone: (202) 879-5000
Fax: (202) 879-5200
Attention: George P. Stamas and Mark D. Director

(ii)	If to EDFI to:

E.D.F. International S.A.
20, Place de la Défense
92050 Paris
France
Phone: +33 1 56 65 08 71
Fax: +33 1 56 65 20 03
Attention: Anne Collas-Thiebault

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Phone: (212) 225-2000
Fax: (212) 225-3999
Attention: Neil Q. Whoriskey and Pierre-Yves Chabert

(iii)	if to EDFD to:

EDF Inc.
5404 Wisconsin Avenue, Suite 400
Chevy Chase, MD 20815
Phone: (202) 744-8019
Fax: (202) 744-8049
Attention: Alexander Daniels

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Phone: (212) 225-2000
Fax: (212) 225-3999
Attention: Neil Q. Whoriskey and Pierre-Yves Chabert

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a Party as shall be

4

specified by like notice).  Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

Section 3.4            Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 3.5            Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 3.6            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.7            Dispute Resolution.  In the event of any dispute arising out of or in connection with this Agreement, including any dispute regarding its existence, breach, termination or validity, each Party shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement (including as to existence, breach, termination and validity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with said Rules.  The place of the pre-arbitral referee procedure and of the arbitration procedure shall be New York, New York, United States of America.  The proceedings before the arbitral tribunal (including with respect to the Pre-Arbitral Referee Procedure) shall be governed by the Rules.  The rules of law to be applied by the arbitral tribunal to the merits of the dispute shall be the rules of law of the State of New York.  The language of the arbitration shall be English.  Evidence shall be provided in English and pleadings shall be done in English.   The arbitral tribunal shall render its decision within six months from the date of signature of the terms of reference.  Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding.  Without limiting the authority conferred on the arbitral tribunal by this Agreement and the Rules, the arbitral tribunal shall have the authority to award specific performance.  The Parties waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal.  The Parties hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New York sitting in the Borough of Manhattan, and agree not to raise any objection to venue in such court, with respect to the enforcement of this Section 2.7 and any application to confirm, vacate or modify the decision or award of the arbitration tribunal.  The Parties agree that, once confirmed, the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found.

Section 3.8            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is

5

invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.9            Amendment and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  Any Party may (i) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (ii) waive compliance with any of the agreements of another Party contained herein.  Any such waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby.  Any such waiver shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:
Name:
Title: Authorized Signatory

E.D.F. INTERNATIONAL S.A.

By:
Name:
Title: Authorized Signatory

EDF INC.

By:
Name:
Title: Authorized Signatory

Signature Page to Termination Agreement relating to

Amended and Restated Investor Agreement